                                                                     Exhibit 4.3


                    Dated as of the 26th day of November 1997

                              Secured Loan Facility
                             of up to US$214,500,000
                                     made by

                                 BANK OF TAIWAN
                               (as Lead Arranger)

                            CREDIT AGRICOLE INDOSUEZ
                             THE FUJI BANK, LIMITED
                      THE INDUSTRIAL BANK OF JAPAN, LIMITED
                                 (as Arrangers)

                 CREDIT LYONNAIS, OFFSHORE BANKING UNIT, TAIPEI
                               (as Senior Manager)

                      THE BANKS and FINANCIAL INSTITUTIONS
                            referred to in Schedule 1
                                  (the Lenders)

                                       and

                   INDOSUEZ ASIA SHIPFINANCE SERVICES LIMITED
                                   (as Agent)

                                       to

                        FARAWAY MARITIME SHIPPING COMPANY
                                  (as Borrower)
-------------------------------------------------------------------------------

                    AMENDED AND RESTATED FINANCIAL AGREEMENT

-------------------------------------------------------------------------------

                                    CONTENTS


Clause   Heading                                                   Page No.
------   -------                                                   --------

1.       Purpose and Definitions..........................................4
2.       The Facility....................................................15
3.       Interest and Interest Periods...................................17
4.       Repayment and Prepayment........................................18
5.       Fees and Expenses...............................................18
6.       Payments and Taxes; Accounts and Calculations...................19
7.       Representations and Warranties..................................21
8.       Undertakings....................................................25
9.       Conditions......................................................30
10.      Events of Default...............................................31
11.      Indemnities.....................................................34
12.      Unlawfulness, Increased Costs, Alternative Interest Rates.......35
13.      Security and Set-off............................................33
14.      Assignment and Lending Offices..................................40
15.      Agent and the Lenders...........................................42
16.      Notices and other Matters.......................................42
17.      Law and Jurisdiction............................................43


SCHEDULES
---------
1.       The Lenders and their Commitments...............................48
2.       Form of Drawdown Notice.........................................49
3.       List of Documents and Evidence..................................50
4.       Repayment Schedule..............................................57
5.       Form of Transfer Certificate....................................58

APPENDICES
----------

I.       Form of Charter Assignment
II.      Form of Collateral Agreement
III.     Form of Contract Assignment
IV.      Form of Deed of Charge
V.       Form of General Assignment
VI.      Form of Guarantee and Swap Receipts Assignment
VII.     Form of Management Contracts Assignment
VIII.    Form of Mortgage

THIS AGREEMENT is made as of the 26th day of November One thousand nine hundred and ninety-seven

BETWEEN:

(1)  FARAWAY MARITIME SHIPPING COMPANY, as borrower;

(2)  BANK OF TAIWAN, as lead arranger;

(3) CREDIT AGRICOLE INDOSUEZ, THE FUJI BANK, LIMITED and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as arrangers;

(4)  CREDIT LYONNAIS, OFFSHORE BANKING UNIT, TAIPEI, as senior manager;

(5) THE BANKS AND FINANCIAL INSTITUTIONS referred to in Schedule 1, as lenders; and

(6)  INDOSUEZ ASIA SHIPFINANCE SERVICES LIMITED, as agent and security trustee.

BY WHICH IT IS AGREED as follows:

1.        PURPOSE AND DEFINITIONS

1.01 This Agreement sets out the terms and conditions upon and subject to which the Lenders agree to make available to the Borrower a secured loan of up to Dollars Two hundred and fourteen million five hundred thousand ($214,500,000) or (subject as provided in Clause 2.01(b)) such lesser amount as represents seventy eight per centum (78%) of the Total Project Cost to be used for the purpose of assisting the Borrower in financing its acquisition of the Vessel (as such capitalised terms are defined below).

1.02      In this Agreement, unless the context otherwise requires:

          "Additional Swap Agreements" means each interest rate exchange agreement approved by the Agent made or to be made between the Borrower and any party who is not a Counterparty on terms whereby the Borrower agrees to pay a fixed amount of interest on 28th June and/or 28 December of any year, and includes any renewal, replacement, substitute or addendum to such agreement made from time to time;

          "Advance" means each borrowing of a portion of the Commitment in respect of the Contract Price Tranche or the Fees and Development Costs Tranche by the Borrower or (as the context may require) the principal amount of such borrowing for the time being outstanding;

          "Affiliate" means of any person means any other person which, directly or indirectly, controls or is controlled by or is under common control with such person; for the purposes of this definition "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

          "Agent" means Indosuez Asia Shipfinance Services Limited, a company incorporated under the laws of Hong Kong, having its registered office at 45th Floor, One Exchange Square, 8 Connaught Place, Central, Hong Kong or such other person as may be appointed as agent and security trustee for the Lenders pursuant to the Security Sharing Agreement;

          "Arrangers" means Credit Agricole Indosuez, The Fuji Bank, Limited and The Industrial Bank of Japan, Limited, being three of the Lenders under this Agreement and arrangers of this facility, and references to "the Arrangers" shall be construed as including the Lead Arranger;

          "Assignee" has the meaning ascribed thereto in Clause 14.03;

          "Bank Guarantee" means the bank guarantee issued or to be issued by a Bank Guarantor in favour of the Borrower pursuant to Section 13.3 of the Contract, in the form annexed as Appendix 3 to the Contract;

          "Bank Guarantor" means each first-class European, American, Japanese, Hong Kong or Taiwanese bank or group of banks to issue a Bank Guarantee in accordance with the terms of the Contract;

          "Banking Day" means, a day (excluding Saturday) on which dealings in deposits in Dollars are carried on in the London interbank market and (if payment is required to be made on such day) on which banks are open for business in London, New York, Paris, Singapore, Tokyo, Taipei and Hong Kong and any other relevant place of payment under Clause 6 and in respect of notices, requests, demands and other communications under Clause 16.01, means a day on which banks are open for business in the country of the addressee;

          "Borrowed Money" means Indebtedness incurred in respect of (i) money borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance or documentary credit facilities,
          (iv) deferred payments for assets or services acquired, (v) rental payments under leases (whether in respect of land, machinery, equipment or otherwise) entered into primarily as a method of raising finance or of financing the acquisition of the asset leased, (vi) guarantees, bonds, stand-by letters of credit or other instruments issued in connection with the performance of contracts and (vii) guarantees or other assurances against financial loss in respect of Indebtedness of any person falling within any of paragraphs (i) to
          (vi) above;

          "Borrower" means  FARAWAY  MARITIME   SHIPPING   COMPANY,   a  company
          incorporated under the laws of the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Republic of Liberia;

          "Builder" means Mitsubishi Heavy Industries, Ltd., of Japan;

          "Cash Available" means, in respect of each repayment period, the aggregate of (i) the Owner's Cost Component, and (ii) a portion of the Operating Cost Component equal to the amount of Taxes (as that term is defined in the Collateral Agreement) deducted from the Owner's Cost Component, actually received by the Borrower during that repayment period;

          "Chargors" means together CPC, Oxbow and Golar Maritime, and "Chargor" means each or any one of them as the context may require;

          "Charter" means the time charterparty dated 2nd July 1997 a certified true copy of which has been provided to the Agent, entered into between the Borrower and the Charterer for the Vessel to be on hire to the Charterer throughout the Loan Period at a rate of charterhire sufficient to enable the Borrower to meet its obligations under this Agreement and the Security Documents and the operating expenses of the Vessel;

          "Charter Assignment" means the assignment of the Charter to be made between the Borrower and the Agent (in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix I hereto;

          "Charterer" means Perusahaan Pertambangan Minyak dan Gas Bumi Negara (Pertamina), a state enterprise of the Republic of Indonesia having an office at Gedung Patra, Second Floor, Jalan Gatot Soebroto 32-34, Jakarta Selatan, Republic of Indonesia;

          "Charterer's Consent" means the consent of the Charterer to the Charter Assignment and certain of the other Security Documents in the form attached as Schedule 2 to the Charter Assignment;

          "Collateral Agreement" means the agreement made or to be made between the Borrower, the Trustee, the Lenders and the Agent governing the accounts for the receipt and application of charterhire and other earnings of the Vessel, being in the form attached as Appendix II hereto;

          "Commitment" means in relation to each Lender the amount set opposite its name in Schedule 1, being the amount which such Lender will make available to the Borrower hereunder, and in relation to the Lenders together means the aggregate thereof, in each case as reduced by any relevant term of this Agreement;

          "Contract" means the shipbuilding and sales contract dated 14th June 1997, together with all assignments, amendments, modifications, supplements and addenda thereto from time to time, and made between the Contractor of the one part and the Borrower of the second part, with the consent and agreement of the Builder whereby the Contractor and the Builder have agreed to build, launch, complete and deliver the Vessel to the Borrower, a certified true copy of which has been delivered to the Agent;

          "Contract Assignment" means the assignment of the Contract to be made between the Borrower and the Agent (in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix III hereto;

          "Contract Price" means the total price payable by the Borrower to the Contractor for the Vessel under the Contract, namely Dollars Two hundred and thirty five million ($235,000,000);

          "Contract Price Tranche" means that part of each Lender's Commitment or Contribution which is available or has been drawn down to meet the whole or part of an instalment of the Contract Price under Clause 2.04;

          "Contractor" means Mitsubishi Corporation (Hong Kong) Ltd., of Hong Kong;

          "Contribution" means the principal amount of the Loan owing to a Lender at any relevant time;

          "Counterparties" means any of (i) the Lenders, and/or (ii) any subsidiary or holding company of a Lender which is approved in writing by the Agent acting on the instructions of the Arrangers, as the case may be, which enters into a Swap Agreement with the Borrower;

          "CPC" means Chinese Petroleum Corporation, a company incorporated under the laws of the Republic of China, having its principal office at 83 Section 1, Chung Hwa Road, 10031 Taipei, Taiwan, Republic of China;

          "Debt/Equity Ratio" means at any relevant time the ratio of (i) the aggregate amount drawn down by the Borrower under this Agreement against (ii) the aggregate amount of paid capital and subordinated shareholders loan made available to the Borrower by the Chargors;

          "Debt Service Reserve" has the meaning ascribed to it in the Collateral Agreement;

          "Deed of Charge" means the deed of charge whereby the whole of the issued and outstanding share capital of the Borrower is charged in favour of the Agent (in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) to be made between the Chargors and the Agent as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix IV hereto;

          "Deed of Guarantee" means the performance guarantee issued by Osprey Maritime Limited in favour of the Charterer, in the form annexed as Exhibit B to the Charter;

          "Default" means any Event of Default or any event which with the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute an Event of Default;

          "Delivery Date" means the date, being a Banking Day, on which the Vessel is delivered to, and accepted by, the Borrower under the Contract;

          "Development Costs" means all costs in relation to the construction and outfitting of the Vessel including but not limited to consultancy and legal services, administration, plan approval, supervision, initial stores, positioning costs and spares;

          "Dollars" and "$" mean the lawful currency at any relevant time hereunder of the United States of America and in respect of all payments to be made under this Agreement or any of the other Security Documents mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in U.S. dollars);

          "Drawdown Date" means, in respect of each Advance, the date being a Banking Day during the Drawdown Period, on which such Advance is or is to be advanced;

          "Drawdown  Notice"  means  a  notice  substantially  in the  terms  of
          Schedule 2;

          "Drawdown Period" means the period from the date of this Agreement and ending on 31st December 2000 or the period ending on such earlier date (if any) (i) which is the Delivery Date or (ii) on which the aggregate of all Advances is equal to the total of the Commitment or (iii) on which the Commitment is reduced to zero pursuant to Clause 10.02 or 12;

          "Earnings Account" has the meaning ascribed to such term in the Collateral Agreement;

          "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien (save for those arising in the normal course of business), hypothecation, assignment, security interest or other encumbrance of any kind securing or any right conferring a priority of payment in respect of any obligation of any person;

          "Event of Default" means any of the events or circumstances described in Clause 10.01;

          "Fee Letter" means the letter agreement made or to be made between the Borrower and the Agent relating to the Lenders' and the Arrangers' management fee and an annual agency fee;

          "Fees and Development Costs Tranche" means that part of each Lender's Commitment and/or Contribution which is available for, or is drawn down to make, payment of:

          (i)  Development Costs pursuant to the terms of Clause 2.04(b)(i); and

          (ii) interest, commitment fees, trustee fees, management fees and agency fees prior to the Delivery Date pursuant to the terms of Clause 2.05(b),

          not exceeding in aggregate Dollars Thirty one million two hundred thousand ($31,200,000);

          "Final Fees and Development Costs Amount" means an amount comprising:

          (i) expenses, approved by the Agent against presentation of invoices and/or receipts, in respect of permissible Development Costs; and

          (ii) a further amount to fund interest, commitment fees, management fees, agency fees and trustee fees unpaid at the Delivery Date in respect of the period commencing on the last Interest Payment Date before the Delivery Date and ending on the Funded Amounts Date, calculated by the Agent so that the aggregate of the Final Fees and Development Costs Amount and all Advances made at any time under Clause 2.04(a) and Clause 2.04(b) does not exceed the lesser of (a) Dollars Two hundred and fourteen million five hundred thousand ($214,500,000), and (b) seventy eight per centum (78%) of the Total Project Cost;

          "Final Maturity Date" means 28th June 2013;

          "First Hire  Payment  Date" has the  meaning  ascribed to such term in section 1.20 of the Charter;

          "First Repayment Date" means 28th June 2001;

          "Floating Rate" means the rate of interest for the time being chargeable on the Loan, determined in accordance with Clause 3.02;

          "Funded Amounts Date" means the date notified by the Borrower to the Agent, in the Drawdown Notice relating to the final instalment of the Contract Price Tranche, being a date not more then ten (10) days after the Delivery Date which the Borrower anticipates will be the First Hire Payment Date;

          "General Assignment" means the assignment of all insurances, requisition compensation and earnings (excluding charterhire) relating to the Vessel to be made between the Borrower and the Agent (in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix V hereto;

          "GLIL" means Gotaas - Larsen International Ltd., of 80 Broad Street, Monrovia, Liberia;

          "Golar   Maritime"   means  Golar  Maritime  (Asia)  Inc.,  a  company
          incorporated under the laws of the Republic of Liberia, having its registered office at 80 Broad Street, Monrovia, Republic of Liberia;

          "Good Management Undertaking" means the letter of undertaking of even date herewith between Golar Gas Holding Company Inc. and the Agent relating to the obligations of GLIL under the Sub-management Agreement;

          "Guarantee and Swap Receipts Assignment" means the assignment of the Bank Guarantee, the Performance Bond and the Refund Guarantees and of the moneys payable to the Borrower under the Swap Agreement to be made between the Borrower and the Agent (in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix VI hereto;

          "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent, primary or collateral, several or joint, secured or unsecured;

          "Indonesian  Taxes" has the  meaning  ascribed to such term in section
          1.30 of the Charter;

          "Information Memorandum" means the information memorandum dated November 1997, describing, amongst other matters, the Relevant Documents and the Vessel, the transactions contemplated by this Agreement and other related matters;

          "Interest Payment Date" means the last day of each Interest Period;

          "Interest Period" means in relation to each Advance and the Loan each period for the calculation of interest in respect of such Advance or the Loan ascertained in accordance with Clauses 3.02 and 3.03, but subject to Clause 12.03;

          "Lead Arranger" means Bank of Taiwan, being one of the Lenders under this Agreement and the lead arranger of this facility;

          "Lenders" means the banks and other financial institution or their associates listed in Schedule 1 (including any other branch or office through which each such Lender may be acting from time to time pursuant to Clause 14.06) and includes the successors in title, Assignees and Transferees of the Lenders or any or each of them, as the case may be, and "Lender" means any of them as the context may require;

          "Letters of Undertaking" means the letters of undertaking bearing even date with this Agreement written by parties approved by the Agent and addressed to the Agent, certified copies of which have been given to each of the Lenders and "Letter of Undertaking" means each and any of them;

          "Libor" means, in relation to a particular period, the arithmetic mean (rounded upward if necessary to five decimal places) of the London Interbank offered rate for Dollar deposits for a period equal to such period at or about 11 a.m. (London time) on the second Banking Day before the first day of such period as displayed on the page 3750 on the Telerate screen (or such other page as may from time to time replace such page for the purpose of displaying London Interbank offered rates of major banks for Dollar deposits), provided that if on such date the offered rates of less than two banks are so displayed, Libor for such period shall be the arithmetic mean (rounded upwards as aforesaid) of the rates respectively quoted to the Agent by each of the Lead Arranger and the Arrangers at the request of the Agent as such Arranger's offered rate for Dollar deposits in an amount approximately equal to the amount in relation to which Libor is to be determined for a period equivalent to such period to prime banks in the London Interbank Market at or about 11 a.m. (London time) on the second Banking Day before the first day of such period;

          "Loan" means the aggregate principal amount owing to the Lenders under this Agreement at any relevant time;

          "Loan Period" means the period from the date of this Agreement to the date upon which all moneys owing by the Borrower to the Lenders and/or the Agent under or pursuant to this Agreement and the Security Documents are paid in full;

          "Majority Lenders" means Lenders, the aggregate of whose Contributions equals or exceeds seventy five per centum (75.0%) of the Loan or, prior to drawdown of the Loan, the aggregate of whose Commitments equals or exceeds seventy five per centum (75.0%) of the total Commitments of all the Lenders;

          "Management Agreement" means the ship management agreement made or to be made between the Borrower and the Manager pursuant to which the Manager is appointed to provide technical management of the Vessel, a certified true copy of which has been delivered to the Agent;

          "Management Contracts Assignment" means the assignment of the Management Agreement and the Sub-Management Agreement to be executed by the Borrower and the Manager in favour of the Agent (in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix VII hereto;

          "Manager" means Aurora Management Inc. of 80 Broad Street, Monrovia, Republic of Liberia and includes any replacement manager appointed with the approval of the Agent (such approval not to be unreasonably withheld);

          "Margin" means from the date of drawdown of the first Advance hereunder until the Delivery Date, nought point four two five per centum (0.425%) per annum and thereafter, nought point eight six five per centum (0.865%) per annum;

          "month" means a period beginning in one calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started Provided that (i) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (ii) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in the same calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

          "Mortgage" means the first preferred Liberian ship mortgage of the Vessel to be executed by the Borrower in favour of the Agent (acting in its capacity as security trustee for and on behalf of the Counterparties and the Lenders) as security for the Borrower's obligations under this Agreement, being in the form attached as Appendix VIII hereto;

          "Net Interest" means, in respect of any Interest Payment Date:

          (a) the aggregate of (i) the interest payable by the Borrower under this Agreement and (ii) any amounts payable by the Borrower under each Swap Agreement and Additional Swap Agreement;

          less

          (b) amounts receivable by the Borrower under each Swap Agreement and Additional Swap Agreement,

          in each case on the relevant Interest Payment Date;

          "Outstanding Indebtedness" means the aggregate of the Loan and interest accrued and accruing thereon, all commitment and other fees accrued and accruing hereunder and all other sums of money from time to time owing by the Borrower to the Lenders, or any of them, actually or contingently, under this Agreement and the Security Documents, or any of them;

          "overall control" means in relation to any company:

          (a) having the power, exercisable without the consent or concurrence of any other person, to appoint or remove all or the majority of the directors of the company, provided nobody else has such power; or

          (b) owning or controlling more than half of the issued share capital of the company; or

          (c) owning or controlling more than half of the voting power of the company;

          "Owner's  Cost  Component"  has the  meaning  ascribed to such term in section 1.40 of the Charter;

          "Oxbow" means Oxbow Holdings Inc., a corporation incorporated under the laws of the British Virgin Islands, having its registered office at Drake Chambers, Tortola, British Virgin Islands;

          "Performance Bond" means the performance bond dated 13th June 1997 executed by The Tokai Bank, Ltd. in favour of the Borrower in respect of the Builder's obligations under the Contract, in the form annexed as Appendix I to the Contract;

          "Permitted Encumbrance" means any Encumbrance created pursuant to the Security Documents or permitted to exist pursuant to the terms of this Agreement or the Security Documents;

          "Receiver" means any receiver, manager or similar officer appointed by the Agent in respect of the security granted under the Security Documents;

          "Receiving Bank" means Credit Agricole Indosuez, Hong Kong branch, 42nd - 45th Floor, One Exchange Square, Central, Hong Kong;

          "Refund Guarantees" means the refund guarantees executed or to be executed by the Bank Guarantors in favour of the Borrower pursuant to the Contract in the form annexed as Appendix II to the Contract and "Refund Guarantee" means each or any one of them;

          "Related Company" of a person means any Subsidiary of such person, any company of which such person is a Subsidiary and any Subsidiary of any such company;

          "Relevant Documents" means together the Bank Guarantee, the Charter, the Contract, the Shareholders Agreement, the Management Agreement, the Performance Bond, the Refund Guarantees, the Performance Guarantee, the Sub-management Agreement, the Sales Contract, the Trustee and Paying Agent Agreement, the Security Sharing Agreement and each of the Security Documents and "Relevant Document" means each or any one of them as the context may require;

          "Repayment Dates" means, subject to Clause 6.04, the First Repayment Date and each of the subsequent dates set out in Schedule 4;

          "Sales Contract" means the contract dated 25th October 1995 made between the Charterer and CPC for the sale and purchase of liquefied natural gas, described in the Charter, a certified true copy of which has been delivered to the Agent;

          "Scheduled  Delivery  Date" has the meaning  ascribed to it in section
          1.46 of the Charter;

          "Security Documents" includes (i) the Charter Assignment, (ii) the Charterer's Consent, (iii) the Collateral Agreement, (iv) the Letters of Undertaking, (v) the Contract Assignment, (vi) the Deed of Charge,
          (vii) the General Assignment, (viii) the Management Contracts Assignment, (ix) the Mortgage, (x) the Guarantee and Swap Receipts Assignment, (xi) the Swap Agreement, (xii) the Good Management
          Undertaking (xiii) the Security Sharing Agreement and (xiv) any such other documents as may have been or shall from time to time hereafter be executed to secure the Loan, the Swap Debt, interest and all other moneys from time to time owing (whether the same shall be due and payable or not) by the Borrower pursuant to this Agreement, the Swap Agreements and/or to all or any of such documents;

          "Security Sharing Agreement" means the security sharing agreement (if any), to be entered into before the first Advance is made pursuant to this Agreement, among the Lenders, the Borrower, the Counterparties, the Agent and any other party approved by the Agent relating to the security granted to secure the Borrower's obligations under this Agreement together with all assignments, amendments, modifications, supplements and addenda thereto from time to time;

          "Shareholders Agreement" means the agreement dated 14th June 1997 made between the Chargors with respect to the regulation of the affairs of the Borrower, a certified true copy of which has been given to the Agent;

          "Sub-management Agreement" means the sub-contract agreement made or to be made between the Manager and the Sub-manager pursuant to which the Sub-manager will provide technical management for the operation of the Vessel, a certified true copy of which has been delivered to the Agent;

          "Sub-manager" means GLIL as sub-contractor of the Manager under the Sub-management Agreement and includes any replacement sub-contractor appointed with the approval of the Agent (such approval not to be unreasonably withheld);

          "Subsidiary" of a person means any company or entity directly or indirectly controlled by such person for which purpose "control" means either ownership of more than fifty per centum (50%) of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise;

          "Swap Agreement" means the interest rate exchange agreement, or interest rate exchange agreements, as the case may be, made or to be made within thirty (30) days of the date of this Agreement in each case between the Borrower and one or more of the Counterparties whereby each Counterparty will provide to the Borrower an interest rate swap facility to limit the Borrower's exposure to adverse movements in interest rates, and any renewal, replacement, substitute of or addendum to such agreement from time to time made with the approval of the Agent and "Swap Agreements" means any and all of them as the context may require;

          "Swap Debt" means, in relation to the Borrower, all termination sums and other amounts payable by the Borrower from time to time under or in connection with each Swap Agreement;

          "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

          "Total Loss" means actual or constructive or compromised or arranged total loss of the Vessel, requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) or capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the Borrower from such capture, seizure, arrest, detention or confiscation within one (1) month after the occurrence thereof;

          "Total Project Cost" means the aggregate of (a) the Contract Price of the Vessel, (b) interest accrued on Advances made prior to the Delivery Date, (c) the Development Costs (d) interest accrued on the Loan for the period commencing on (and including) the Delivery Date and ending on the Funded Amounts Date and (e) commitment and other fees payable to the Lenders and/or the Agent and/or the Trustee under or pursuant to this Agreement, each as conclusively determined by the Agent immediately before the Delivery Date;

          "Transfer Certificate" means a certificate substantially in the terms of Schedule 5;

          "Transferee" has the meaning ascribed thereto in Clause 14.03;

          "Trustee" means The Industrial Bank of Japan Trust Company of One State Street, New York, New York, 10004, United States of America;

          "Trustee and Paying Agent Agreement" means the trustee and paying agent agreement dated 4th March 1997 made between inter alia the Charterer and Bank of America National Trust and Savings Association, New York Branch, as trustee and paying agent pursuant to inter alia the Sales Contract, a certified true copy of which has been delivered to the Agent;

          "Trustee Fee Letter" means the letter agreement made or to be made between the Borrower and the Trustee relating to an annual Trustee fee;

          "Vessel" means the 135,000 m3 loading capacity liquefied natural gas carrier presently under construction under the Contract having Builder's Hull No. 2148 and which on delivery will be registered in the ownership of the Borrower under the laws and flag of the Republic of Liberia.

1.03 Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.04 In this Agreement and the Security Documents an event, circumstance or situation will be deemed to be "material" if:

          (a) in relation to a matter to which a monetary value can be attached, it has a value or potential value if realised in respect of any single item in excess of Dollars Three hundred thousand ($300,000) and in relation to all such matters at any one time in excess in aggregate of Dollars Two million ($2,000,000);

          (b) in relation to all matters (whether financial or otherwise), it is of such a nature that the directors of the Borrower, acting honestly and reasonably, if they were to consider the effect or potential effect of such matter would draw the conclusion either
               (i) that it would have, or potentially would have, an adverse effect on the ability of the Borrower or any other party (other than the Lenders or the Agent) to any of the Relevant Documents to perform its respective obligations thereunder as they fall due or (ii) that it is a matter of which a prudent lender in a facility of this nature would wish to be aware and, if aware, would hold the opinion expressed in sub-paragraph (c) below;

          (c) in relation to a matter of which the Agent and/or the Lenders are aware, is of such nature that the Majority Lenders in their reasonable opinion consider to be material and advise the Agent accordingly.

1.05      In this Agreement, unless the context otherwise requires:

          (a) references to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement and references to this Agreement include its Schedules;

          (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended in accordance with terms thereof, or, as the case may be, with the agreement of the relevant parties and (where such consent is by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent;

          (c) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended, extended, consolidated or replaced, and any orders decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

          (d) words importing the plural shall include the singular and vice versa; and

          (e) references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof.

2. THE FACILITY

2.01      (a)  The  Lenders,  relying  upon  each  of  the  representations  and warranties in Clause 7, agree to lend to the Borrower upon and subject to the terms of this Agreement, the principal sum of up to Dollars Two hundred and fourteen million five hundred thousand ($214,500,000) or (subject to paragraph (b) below) such lesser sum as is equal to seventy eight per centum (78%) of the Total Project Cost as agreed between the Borrower and the Agent by reference to budgeted expenses approved from time to time by the Agent and incurred by the Borrower up to delivery of the Vessel on hire under the Charter.

          (b) In the event that seventy eight per centum (78%) of the Total Project Cost is less than Dollars Two hundred and fourteen million five hundred thousand ($214,500,000), the Lenders, relying upon each of the representations and warranties in Clause 7, grant to the Borrower the option to require the Lenders to lend to the Borrower, on the Delivery Date and upon and subject to the terms of this Agreement, a further principal sum in an amount equal to the difference between:

              (i) Dollars Two hundred and fourteen million five hundred thousand ($214,500,000); and

              (ii)   seventy eight per centum (78%) of the Total Project Cost,

               provided that the Borrower shall, immediately upon drawdown of any amount made available by the Lenders under this Clause 2.01(b), pay such amount to the Earnings Account, and instruct the Trustee to transfer such amounts to the Collateral Account (as defined in the Collateral Agreement) to be applied to establish the Debt Service Reserve.

2.02 The obligations of each Lender under this Agreement shall be to contribute to each Advance that proportion of each Advance which its Commitment represents of the total Commitments of all of the Lenders.

2.03 The obligations of each Lender under this Agreement are several. The failure of any Lender to perform its obligations under this Agreement shall not relieve the other Lenders or the Agent or the Borrower of any of their respective obligations or liabilities under this Agreement nor shall the Agent or any Lender be responsible for the obligations of any other Lender under this Agreement. However, in the event that the Borrower suffers any loss or damage due to any Lender's failure other than as expressly provided for in this Agreement, that Lender shall indemnify the Borrower for such loss or damage.

2.04 Subject to the terms of this Agreement, the Borrower may drawdown the Commitment by Advances in Dollars in the following manner:

          (a) up to four (4) Advances, comprising the Contract Price Tranche, may be drawndown as follows:

              (i)    the first  (1st)  Advance  shall be in an  amount  equal to
                     Dollars Twenty three million five hundred thousand ($23,500,000) on or after the Banking Day upon which the second (2nd) instalment of the Contract Price is due and payable to the Contractor under Section 8.2(b) of the Contract;

              (ii) the second (2nd) Advance shall be in an amount equal to Dollars Forty seven million ($47,000,000) on or after the Banking Day upon which the third (3rd) instalment of the Contract Price is due and payable to the Contractor under
                     Section 8.2(c) of the Contract;

              (iii) the third (3rd) Advance shall be in an amount equal to Dollars Forty seven million ($47,000,000) on or after the Banking Day upon which the fourth (4th) instalment of the Contract Price is due and payable to the Contractor under
                     Section 8.2(d) of the Contract; and

              (iv) the fourth (4th) and final Advance shall be made on the Delivery Date and shall be in an amount equal to the aggregate of (1) the final instalment of the Contract Price due and payable to the Contractor under Section 8.2(e) of the Contract, and (2) the Final Fees and Development Costs Amount;

          (b) by Advances, comprising the Fees and Development Costs Tranche, which will be available for drawdown:

              (i) in respect of Advances intended to fund permissible Development Costs, in amounts of no less than Dollars One million ($1,000,000) available for drawdown on the twenty-eighth (28th) day of March, June, September and December during the Drawdown Period (save for the Delivery
                     Date) against presentation to the Agent of invoices and/or receipts in respect of permissible Development Costs; and

              (ii) in respect of Advances intended to fund payment of interest, commitment fees, management fees, agency fees and trustee fees prior to the Delivery Date, in accordance with Clause 2.05(b), subjectin each case to the Agent being satisfied that, upon making the relevant Advance, the Debt/Equity Ratio will not exceed 78:22;

              (c) by an Advance, comprising the funds made available for drawdown on the Delivery Date in accordance with Clause 2.01(b), subject to the Agent being satisfied that, upon making that Advance and any other Advance being made at that time, the Loan will not exceed Dollars Two hundred and fourteen million five hundred thousand ($214,500,000).

2.05      (a)  Subject to the terms and conditions of this Agreement, an Advance shall be made to the Borrower during the Drawdown Period following receipt by the Agent from the Borrower of a Drawdown Notice no later than 10:00 am (Hong Kong time) on the fifth (5th) Banking Day before the date on which the Advance is intended to be made. A Drawdown Notice shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in Clause 12.03(a), be irrevocable.

          (b) Unless otherwise agreed between the parties, during the Drawdown Period the Agent shall give notice to the Borrower six (6) Banking Days before each Interest Payment Date and each due date for payment of interest, commitment fees, agency fees and other expenses under Clause 5, of the sum so falling due. The Borrower may, at any time following receipt of such a notice from the Agent but not later than three (3) Banking Days before the due date for the sum falling due, agree with the Agent an adjustment to the relevant amount specified in the notice. Whether or not the Agent and the Borrower shall have agreed an adjustment to the amount specified in the notice, the Borrower shall be deemed to have given, and the Agent shall have been deemed to have received, a Drawdown Notice in respect of the amount specified in the notice (or such other amount agreed between the Agent and the Borrower in accordance with the preceding sentence) for an Advance in an amount equal to, and for the purpose of payment of, such interest, commitment fees, agency fees or other expenses so falling due.

2.06 Upon receipt of each Drawdown Notice complying with the terms of this Agreement the Agent shall notify the Lenders thereof and of the proposed Drawdown Date specified therein and, subject to the provisions of Clause 9, the Lenders shall make their respective Commitments to the relevant Advance available to the Agent in accordance with Clause 6.02.

2.07 If any part of the Commitment is not drawn down on the last day of the Drawdown Period, the Lenders' obligation to make any further Advance shall terminate on such day and shall be cancelled.

2.08 The Borrower shall have the right, not earlier than six months before the Scheduled Delivery Date (as adjusted in accordance with the terms of the Charter), upon giving the Agent not less than ten (10) Banking Days prior written notice, to cancel without penalty not more than Dollars Twelve million ($12,000,000) of the Commitment in respect of the Fees and Development Costs Tranche undrawn at the date of such notice.

3.        INTEREST AND INTEREST PERIODS

3.01 The Borrower shall pay interest on each Advance and the Loan in respect of each Interest Period relating thereto on each Interest Payment Date for the period from the date on which such Advance was drawn down or (as the case may be) for the period from the immediately preceding Interest Payment Date at the relevant Floating Rate for the time being.

3.02 The Floating Rate in respect of each Advance and the Loan shall be, for each Interest Period relative thereto, but subject to Clause 3.04 (in respect of overdue amounts) and Clause 12.03, the annual rate of interest which is conclusively (save for manifest error) certified by the Agent to the Borrower to be the aggregate of (i) the Margin, and
          (ii) Libor for a period equal to and for value on the first day of the relevant Interest Period were being offered to first class banks in the London interbank eurocurrency market at or about 11:00 a.m. (London time) on the second (2nd) Banking Day before the first (1st) day of such Interest Period.

3.03 Each Interest Period shall have a duration of six (6) months (or such longer or shorter period as may be agreed between the Borrower and the Lenders) provided always that:

          (a) the first Interest Period in respect of the first Advance shall commence on the date on which such Advance is made and shall end on 28th June or 28th December of the current year, whichever is the next to occur;

          (b) each subsequent Interest Period shall commence forthwith upon the expiry of the previous Interest Period and shall end six (6) calendar months later on which is the next to occur of 28th June or 28th December;

          (c) the first Interest Period for each Advance after the first Advance shall expire on the same day as the current Interest Period for the Loan; and

          (d)  all interest Periods shall end on the Final Maturity Date.

3.04 If the Borrower fails to pay any sum (including, without limitation, any sum payable pursuant to this Clause 3.04) on its due date for payment under this Agreement or any of the Security Documents the Borrower shall pay interest on such sum on demand from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent to be two per centum (2%) per annum above the Floating Rate for such period not exceeding six (6) months as the Agent may determine from time to time in amounts comparable with the sum not paid. Such interest shall be due and payable on the last day of each period as determined by the Agent and each such date shall, for the purposes of this Agreement, be treated as an Interest Payment Date. Provided that if such sum is of principal which became due and payable on a date other than an Interest Payment Date relating thereto, the first such period selected by the Agent shall be of a duration equal to the period between the due date of such principal sum and such Interest Payment Date and interest shall be payable on such principal sum during such period at a rate two per centum (2%) above the rate applicable thereto immediately before it fell due. If, for the reasons specified in Clause 12.03 (a) (i), the Agent is unable to determine a rate in accordance with the foregoing provisions of this Clause 3.04, interest shall be calculated at a rate determined by the Agent to be two per centum (2%) per annum above the aggregate of the Margin and the cost of funds to the Lenders.

3.05 The Agent shall notify the Borrower and the Lenders promptly of each rate of interest determined by it under this Clause 3. The certificate of the Agent as to any rate of interest determined by it (after consultation with the Lenders) pursuant to this Agreement shall in the absence of manifest error, be conclusive and binding on the Borrower and the Lenders.

4.        REPAYMENT AND PREPAYMENT

4.01 The Borrower shall repay the Loan together with accrued interest thereon calculated in accordance with Clause 3 on the dates and in the amounts set out in Schedule 4 PROVIDED ALWAYS the Outstanding Indebtedness (if any) then remaining shall be repaid in full on the Final Maturity Date.

4.02 The Borrower may prepay the Loan in whole or part (being Dollars One million ($1,000,000) or any larger sum which is an integral multiple of Dollars One million ($1,000,000)) on any date following the Delivery Date together with accrued interest to the date of prepayment and any other sum then payable under this Agreement and/or the Security Documents (or any of them), provided that the Agent shall have received from the Borrower not less than thirty (30) days' notice of its intention to make such prepayment, specifying the amount to be prepaid and the date of prepayment.

4.03 The Borrower shall prepay the Loan, together with accrued interest to the date of prepayment, and all other sums payable by the Borrower pursuant to this Agreement and/or the Security Documents (or any of them), including, without limitation, any amounts payable under Clause 11 within one hundred and twenty (120) days of the Vessel becoming a Total Loss and for the purpose of this Agreement:

          (a) an actual total loss of the Vessel shall be deemed to have occurred at the actual date and time the Vessel was lost but in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred on the date on which the Vessel was last reported; and

          (b) a constructive total loss shall be deemed to have occurred at the date and time notice of abandonment of the Vessel is given to the insurers of the Vessel for the time being (provided a claim for total loss is admitted by such insurers) or, if such insurers do not admit such a claim, at the date and time at which a total loss is subsequently adjudged by a competent court of law to have occurred.

4.04 Every notice of prepayment shall be effective only on actual receipt by the Agent, shall, once given, be irrevocable and shall oblige the Borrower to make such prepayment on the date specified. No amount of the Loan prepaid may be re-borrowed and any amount prepaid pursuant to Clause 4.02 shall be applied in reducing the repayment instalments under Clause 4.01 in inverse order of their due dates for payment. The Borrower may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

5.        FEES AND EXPENSES

5.01 Subject to Clause 5.03, the Borrower shall pay to the Agent for account of the Lenders pro rata according to their respective Commitments whether or not any part of the Loan is drawndown hereunder, a commitment fee at the rate of nought point two five per centum (0.25%) per annum on the undrawn portion of the Commitment (if any) from time to time in Dollars, such commitment fee to accrue from the date of this Agreement and to be paid in Dollars semi-annually in arrears on 28th June and 28th December of each year up to and including the last day of the Drawdown Period calculated on the exact number of days elapsed and a three hundred and sixty (360) day year.

5.02 The Borrower shall pay to the Agent for account of the Lead Arranger, the Arrangers and the Lenders as may be agreed between them a non-refundable management fee in accordance with the Fee Letter, such management fee being payable on the day of drawdown of the first Advance under this Agreement.

5.03      The Borrower shall pay to:

          (a) the Agent an annual agency fee in advance in accordance with the Fee Letter; and

          (b) the Trustee an annual trustee fee in advance in accordance with the Trustee Fee Letter,

          in each case payable on the date of signing this Agreement and thereafter on 28th December of each year throughout the Loan Period.

5.04      The Borrower shall pay to the Agent on demand:

          (a) all reasonable expenses (including communication, travelling, legal, printing and out-of-pocket expenses) properly incurred by the Lenders and/or the Agent in connection with the negotiation, preparation, execution, syndication and, where relevant, registration of this Agreement and the Security Documents and of any amendment or extension or the granting of any waiver or consent under this Agreement and/or any of the Security Documents;

          (b) all expenses (including legal and out-of-pocket expenses) incurred by the Lenders and/or the Agent in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, this Agreement and/or any of the Security Documents, or otherwise in respect of the moneys owing under this Agreement and/or any of the Security Documents; and

          (c) interest at the rate referred to in Clause 3.04 on such expenses from the date on which such expenses were demanded from the Borrower to the date of payment (as well after as before judgment).

5.05 The Borrower shall pay all stamp, documentary, registration or other like duties, taxes, fees or charges (including any duties, taxes, fees or charges payable by the Lenders and/or the Agent) imposed on or in connection with this Agreement and/or any of the Security Documents or the Loan and shall indemnify the Lenders and/or the Agent against any liability arising by reason of any delay or omission by the Borrower to pay such duties, taxes, fees or charges.

6.        PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

6.01 All payments to be made by the Borrower under this Agreement and/or any of the Security Documents shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 6.07, free and clear of any deductions or withholdings, in Dollars not later than 10:00 a.m. (local time) on the due date to the Receiving Bank for the account of the Agent or to such other account as the Agent shall have notified to the Borrower. Save as otherwise expressly agreed by the parties hereto, such payments shall be for the account of the Lenders according to their respective Contributions and the Agent shall forthwith distribute such payments to the Lenders in like funds as are received by the Agent. Payments due from the Agent to the Lenders shall be made to the Lenders at such accounts as they notify to the Agent from time to time.

6.02 All sums to be advanced by the Lenders under this Agreement shall be remitted in Dollars, on the relevant Drawdown Date of each Advance to such account of the Agent as the Agent may have notified the Lenders and shall be paid by the Agent on that date in like funds as are received by the Agent to the account of the Borrower or to such account as the Borrower may direct as specified in the relevant Drawdown Notice.

6.03 Where any sum is to be paid hereunder to the Agent for account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the persons to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment. The provisions of this Clause 6.03 shall be without prejudice to the Borrower's rights against the Lender concerned under Clause 2.03 where any Lender has failed to make any payment due to the Agent for the account of the Borrower on its due date.

6.04 When any payment under this Agreement or any of the Security Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

6.05 All interest and other payments of an annual nature under this Agreement or any of the Security Documents shall accrue from day to day and be calculated on the basis of actual days elapsed and a three hundred and sixty (360) day year.

6.06 Any certificate or determination of the Agent (after consultation with the Lead Arranger, the Arrangers, and the Lenders as to any rate of interest or any other amount payable under this Agreement or any of the Security Documents) shall, in the absence of manifest error, be conclusive and binding on the Borrower and on each of the Lenders.

6.07      Subject  to the  provision  of  this  Clause  6,  if at any  time  any applicable law, regulation or regulatory requirement or any governmental authority, monetary agency or central bank requires the Borrower to make any deduction or withholding in respect of Taxes from any payment due under this Agreement or any of the Security Documents, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent and each of the Lenders receive on the due date for such payment (and retains free from any liability in respect of such deduction or withholding) a net sum equal to the sum which they would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Lenders and the Agent against any losses or costs incurred by them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Borrower shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

6.08     (a)   is entitled,  without material  rearrangement of its Tax affairs, to receive,  or is granted by any  relevant  Tax  authority,  any credit  against  or relief  from its  liability  to any Tax),  in respect of any Tax on account of which a deduction or withholding has been made from any sum  payable by the  Borrower  under or in relation to this  Agreement  and in respect of which the Borrower has paid in full an increased  amount  pursuant to Clause 6, then such  Relevant  Person  shall  to the  extent  that  it can do so
               without   affecting  its  rights  as  against  the  relevant  Tax
               authority  to retain such credit or relief,  act (but without any legal  obligation  to do so) in good faith so as to refund to the
               Borrower  that  amount  (not  exceeding  the  amount by which the
               relevant   amount  payable  by  the  Borrower  was  increased  to
               compensate for such deduction or withholding) of such credit or relief which is determined by such Relevant Person in its sole discretion to be attributable to such deduction or withholding after subtracting any reasonable expenses attributable to the determination thereof Provided that this provision shall in no way interfere with the liberty of each Relevant Person to arrange its tax affairs in whatsoever manner it thinks fit or oblige a Relevant Person to disclose details of the same to the Borrower.

          (b) The Agent and each Lender shall consider any request from the Borrower to take action to avoid the incidence of any deduction or withholding by applying for any appropriate relief, waiver or exemption from the same, and in addition shall consider in their absolute discretion, subject to indemnification by the Borrower for any costs incurred by the Lenders and/or the Agent and to obtaining any necessary consents and authorisations, fulfilling its obligations through another lending office or transferring its rights and obligations at par to one or more of its Affiliates if such transfer would result in there being no requirement for a deduction or withholding Provided that neither the Agent or any Lender shall by reason of this Clause 6.08(b) be under any legal obligation to take any action whatsoever.

6.09 Notwithstanding anything to the contrary in this Agreement or in any of the other Security Documents, the Borrower shall not (unless an Event of Default has occurred and is continuing) be obliged to make any payment to or for the account of the Agent or any Lender in respect of any of the following:

          (a) (save as set out in Clause 5) the normal administrative costs and expenses of the Agent or any Lender;

          (b) any Tax on or in respect of the overall net income of the Agent or any Lender or of a division or branch of the Agent or any Lender wherever imposed;

          (c) penalties, additions to Taxes, fines or interest on Taxes which would not have arisen but for a reasonably avoidable delay or failure by the Agent or any Lender in the filing of Tax returns or payment of Taxes assessed on the Agent or any Lender, which delay or failure has not directly or indirectly been consented to, caused by or requested by the Borrower; or

          (d) any Tax which would not have arisen for an act or omission of the Agent or any Lender which constitutes wilful misconduct or gross negligence on its part.

6.10 Each Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the amounts from time to time lent by, owing to and paid to it, under this Agreement and the Security Documents. The Agent will maintain a control account showing the Loan and other sum owing by the Borrower under this Agreement and all payments in respect thereof made by the Borrower from time to time. Such control account shall in the absence of manifest error be conclusive as to the amount from time to time owing by the Borrower under this Agreement and the Security Documents.

7.        REPRESENTATIONS AND WARRANTIES

7.01 Save as disclosed to the Agent in writing before submission of the first (1st) Drawdown Notice under this Agreement, the Borrower hereby represents and warrants to the Lenders and the Agent that:

          (a) the Borrower is duly incorporated, validly existing in goodstanding under the laws of the Republic of Liberia, has full power to borrow the Loan, and to carry on its business and to enter into and perform its obligations under this Agreement, and the Relevant Documents to which it is or will be a party, is in compliance in all material respects with all statutory and other requirements relative to its business, and has taken all necessary corporate and other action and has obtained all necessary consents to authorise the borrowing and incurring of indebtedness under, and the execution, delivery and performance of, this Agreement and the Relevant Documents to which it is or will be a party; this Agreement and, as executed and delivered, constitutes and such Relevant Documents, when executed and delivered and (in the case of the Mortgage) when duly recorded will constitute, valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement;

          (b) the parties (other than the Lenders, the Counterparties and the Agent) to the Relevant Documents have full power to enter into and perform their respective obligations under the Relevant Documents (other than the Sales Contract and the Trustee and Paying Agent Agreement) to which each of them is or will be a party (and in connection therewith all necessary corporate or other action has been taken and all necessary consents and approvals have been obtained) and such Relevant Documents, when executed and delivered, will constitute the valid and legally binding obligations of each such party enforceable in accordance with their respective terms except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors' rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement;

          (c) the execution, delivery and performance of this Agreement and the Relevant Documents to which the Borrower, the Chargors, the Manager and the Sub-Manager (as the case may be) are or will become respectively parties will not (i) contravene any applicable law, regulation or material contractual restriction binding on the Borrower or the other parties thereto; or (ii) result in any material breach of or default under any agreement or other instrument to which the Borrower or such party is subject; or (iii) contravene any provision of the incorporation documents of the Borrower or such party; or (iv) result in the creation or imposition of or oblige the Borrower or such party to create any Encumbrance (other than a Permitted Encumbrance) on any of their respective material undertakings, or any of their respective assets, rights or revenues;

          (d) no material litigation, arbitration or administrative proceeding is pending or threatened against the Borrower, any of its assets, the Manager, or the Sub-Manager insofar as the Borrower is aware;

          (e) the Borrower is not in material default under any agreement or other instrument, or in material default in the payment or performance of any of its obligations for Borrowed Money;

          (f) the latest audited financial statements of the Borrower (if any, or, if there are none, the first and thereafter each subsequent financial statement of the Borrower delivered to the Agent pursuant to Clause 8.01 (e)) have been prepared in accordance with generally accepted accounting principles and practices which have been consistently applied, and present fairly and accurately the financial position of the Borrower as at the date of the said accounts and the results of the operations of the Borrower for the financial year ended on such date, and as at such date, the Borrower had no significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements or any unrealised or anticipated losses;

          (g) there has been no material adverse change in the financial position of the Borrower from that set forth in the financial statements referred to in Clause 7.01(f);

          (h) no Default, whether or not any requirement for notice and/or lapse of time (or both) and/or any other condition has been satisfied, has occurred and is continuing;

          (i) the choice by the Borrower of English law to govern this Agreement and the other Relevant Documents to which it is a party (other than the Mortgage and the Collateral Agreement) and the choice by the Borrower of New York law to govern the Collateral Agreement and the submission by the Borrower to the non-exclusive jurisdiction of the English courts are valid and binding except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors' rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement;

          (j) neither the Borrower, the Manager or the Sub-Manager nor any of their respective assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

          (k)  the Vessel is or will on the Delivery Date and thereafter be:

              (i) in the absolute and (save for a first mortgage in favour of the Agent and for Permitted Encumbrances) unencumbered ownership of the Borrower as the sole, legal and beneficial owner of such Vessel;

              (ii) registered in the name of the Borrower under the laws and flag of the Republic of Liberia;

              (iii) operationally seaworthy and in every way fit for service (except as notified in writing to the Agent); and

              (iv) (save for changes to the Vessels classification approved in advance and in writing by the Agent) classed "+100A1, Liquefied Gas Carrier, Ship Type 2G" + LMSC, UMS, NAVI, SCM, *IWS" with Lloyd's Register of Shipping, free from any requirements and recommendations of the said classification society which must be complied with by the Borrower as a condition of the maintenance of the Vessel's class, it being agreed that the Borrower shall, in relation to the period following the Delivery Date, be deemed in compliance with its warranty in this respect, provided that it duly complies with all such requirements and recommendations within the relevant period permitted for compliance by the said classification society;

          (l) the obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower;

          (m) the Borrower has disclosed to the Lenders all its material liabilities (actual and contingent) and Indebtedness;

          (n) every material consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by the Borrower to authorise, or required by the Borrower in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and each of the Relevant Documents to which it is or will be a party or the performance by the Borrower of its obligations hereunder or thereunder has been or, in the case of the Relevant Documents to which it is or will be a party, will prior to the execution thereof have been obtained or made and is or, in the case of the Relevant Documents to which it is or will be a party, will prior to the execution thereof be in full force and effect and there has been no material default in the observance of any of the conditions or restrictions imposed in or in connection with any of the same;

          (o) the written information, exhibits and reports furnished by the Borrower to the Agent in connection with the negotiation and preparation of this Agreement and each of the Relevant Documents, and in particular all information provided in writing by the Borrower, the Chargors and the issuers of the Letters of Undertaking used to prepare the Information Memorandum, are at the time of being made available and at the time of the first Advance true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; there are no other material facts the omission of which would make any fact or statement therein misleading;

          (p) no Taxes (other than Indonesian Taxes) are imposed by withholding or otherwise on any payment to be made under this Agreement or the Relevant Documents (other than the Sales Contract and the Trustee and Paying Agent Agreement) or are imposed on or by virtue of the execution or delivery of this Agreement or the Relevant Documents (other than the Sales Contract and the Trustee and Paying Agent Agreement) or any other document or instrument to be executed or delivered hereunder or thereunder;

          (q) save for the registration of the Mortgage at the Office of the Deputy Commissioner of Maritime Affairs in the Republic of Liberia, it is not necessary to ensure the legality validity, enforceability or admissibility in evidence of this Agreement or any of the Relevant Documents (other than the Trustee and Paying Agent Agreement and the Sales Contract) that it or they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in the Republic of China, the Republic of Liberia, Indonesia or England or that any stamp, registration or similar tax or charge be paid in the Republic of China, the Republic of Liberia, Indonesia or England on or in relation to this Agreement or any of the Relevant Documents (other than the Trustee and Paying Agent Agreement and the Sales Contract);

          (r) this Agreement and each of the Relevant Documents (other than the Trustee and Paying Agent Agreement and the Sales Contract) is (or will upon execution be) in proper form for its enforcement in the courts of England;

          (s) none of the Vessel, her Earnings, Insurances or Requisition Compensation (each as defined in the Mortgage) the Charter, the Contract, the Refund Guarantees, the Bank Guarantee, the Performance Bond, the Management Agreement, the Sub-management Agreement or any part thereof is or will be, subject to any Encumbrance save for any Permitted Encumbrance;

          (t) all advances, loans or other monies made available to the Borrower by its shareholders or stockholders or any related or associated company rank after and inferior to the Loan and the Borrower's Indebtedness under this Agreement;

          (u) the Borrower has not established a place of business in the United Kingdom;

          (v) the entire issued share capital of the Borrower comprises one thousand (1,000) shares of par value $1.00 per share registered as to 400 shares in the name of CPC, 400 shares in the name of Oxbow and 200 shares in the name of Golar Maritime;

          (w) the copies of the Relevant Documents (other than the Security Documents) and all other written information, documentary evidence and certificates delivered or to be delivered to the Agent pursuant to Clause 9.01 and/or in connection with the Information Memorandum are, or will when delivered be, genuine, true and complete copies of such documents; the Relevant Documents (other than the Sales Contract and the Trustee and Paying Agent Agreement) constitute, or when executed will constitute, valid and binding obligations of the Borrower and the other parties thereto enforceable in accordance with their respective terms (except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors' rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement) and no material amendments thereof or variations thereto have been made or will, without the consent of the Agent, be made;

          (x) each Refund Guarantee and the Bank Guarantee is, or upon issuance will be, in full force, validity and effect and constitutes, or upon issuance will constitute valid and legally binding obligations of its issuing Bank Guarantor, enforceable against its issuing Bank Guarantor, in accordance with its terms except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors' rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement;

          (y) the Performance Bond is, or upon issuance will be, in full force, validity and effect and constitutes, or upon issuance will constitute valid and legally binding obligations of The Tokai Bank, Ltd., enforceable against The Tokai Bank, Ltd. in accordance with its terms except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors' rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement; and

          (z) the Borrower has not entered into any other material agreements other than the Relevant Documents and other than agreements entered into by the Borrower in the ordinary course of business.

7.02 The representations and warranties in Clause 7.01 (other than those set out in Clause 7.01(o), (p), (q) and (r) and so that the representation and warranty in Clause 7.01 (f) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under Clause 8.01(e)) shall be deemed to be repeated by the Borrower on and as of each day from the date of this Agreement until all moneys due or owing by the Borrower under this Agreement and the Security Documents have been paid in full as if made with reference to the facts and circumstances existing at each such date.

8.        UNDERTAKINGS

8.01 The Borrower hereby undertakes with the Lenders and the Agent that, from the date of this Agreement and so long as any moneys are owing under this Agreement or the Security Documents, the Borrower will:

          (a) promptly inform the Agent of any occurrence of which it becomes aware which might materially and adversely affect its ability to perform its obligations under this Agreement and/or any of the Relevant Documents and, without limiting the generality of the foregoing, will inform the Agent of any Default forthwith upon becoming aware thereof;

          (b) without prejudice to Clauses 7.02 and 9, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in or in connection with every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under this Agreement and each of the Relevant Documents;

          (c)  use the Loan  exclusively  for the  purposes  specified in Clause
               1.01;

          (d) file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or is otherwise subject to Taxation and pay all Taxes shown to be due and payable on such returns or any assessments made against it (other than those being contested in good faith and where such payment may be lawfully withheld);

          (e) prepare audited financial statements of the Borrower in accordance with generally accepted accounting principles and practices in the United States of America (or such other generally accepted accounting principles consented to by the Agent, such consent not to be unreasonably withheld) consistently applied in respect of each financial year and cause the same to be certified by its auditors and prepare unaudited financial statements of the Borrower in respect of the first six (6) month period of each of its financial years on the same basis as the annual statements and deliver as many copies of the same as the Agent may reasonably require for distribution to the Lenders as soon as practicable, but not later than one hundred and twenty
               (120) days (in the case of audited financial statements) or ninety (90) days (in the case of unaudited financial statements) after the end of the financial period to which they relate;

          (f) deliver to the Agent for distribution to the Lenders and the Agent as many copies as the Agent may reasonably require of every report, circular, notice or like document issued by the Borrower, the Manager, and each of the Chargors to its shareholders or creditors generally, in each case at the time of issue thereof;

          (g) provide the Agent with such financial and other information concerning the Borrower, the Manager, the Sub-manager, each of the issuers of the Letters of Undertaking and each of the Chargors and its affairs as the Agent may from time to time reasonably require including, without limitation, unaudited financial statements in respect of the first six (6) month period of each of its financial years and audited financial statements in respect of each financial year and details of any material litigation pending or, to the knowledge of the Borrower, threatened against the Borrower, the Manager, the Sub-Manager, the issuers of the Letters of Undertaking or the Chargors or the Vessel;

          (h) duly and punctually perform and use its best endeavours to procure the due and punctual performance by each of the other parties (other than the Lenders and the Agent) of each of their respective material obligations under the Relevant Documents;

          (i) ensure that its obligations under this Agreement and the Relevant Documents to which it is a party rank at all times at least pari passu with all its other present and future unsecured Indebtedness except as mandatorily preferred by law and not by contract;

          (j) provide the Agent with copies on a monthly basis of all progress reports, change orders and test results and notice and results of sea and gas trials and all such other information as the Agent may reasonably require regarding the Contract and the construction of the Vessel including, without limitation, evidence of the Charterer's approval of all relevant stages of construction in order to satisfy the Lenders that the Charterer will accept the Vessel under the Charter on the Delivery Date;

          (k) if any event occurs or circumstance exists as a result of which the information which has been provided by it to the Agent hereunder would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Borrower will inform the Agent and will promptly furnish to the Agent updated or revised information which will correct such untrue statement or include such omitted fact;

          (l) to provide such co-operation and assistance as may reasonably be required by any independent technical consultant appointed by and at the cost of the Borrower (having first consulted with the Lenders as to the identity and suitability of the technical consultant) to oversee or report on the construction, maintenance and/or operation of the Vessel at any time;

          (m) twelve (12) months prior to the expiry of the Swap Agreement, agree whether any interest rate hedging strategy is necessary in order to protect the interests of the Lenders in relation to interest payments scheduled to be made under this Agreement, and if the same is considered in good faith by the Agent to be prudent (having regard to the then prevailing market interest rates and their volatility and the amount of the Loan then outstanding) to agree the scope and duration of such strategy; and

          (n) submit to the Agent, before the Delivery Date, a schedule for and its policies in relation to establishing reserves to fund day to day and scheduled operating expenses of the Vessel over the term of the Charter and to fund contingency reserves.

8.02 The Borrower hereby undertakes with the Lenders and the Agent that during the Loan Period the Borrower shall not, without the express prior written consent and approval of the Lenders:

          (a) permit after the Delivery Date any Encumbrance to exist upon the Vessel (other than (1) the Mortgage and Permitted Encumbrances,
               (2) liens for taxes not delinquent or being contested in good faith, (3) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of Borrowed Money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature incurred in the ordinary course of business,
               (4) liens for current crews' wages and liens for salvage, (5) liens or other Encumbrances arising in the ordinary course of business or by operation of law (each of (2) to (5) inclusive above being deemed to be Permitted Encumbrances for the purposes of this Clause 8.02)); or sell all or part of, the Vessel; or

          (b) cause any debentures to be issued, nor create, incur, permit to exist or assume any mortgage, pledge, lien, fixed or floating charge or other security interest or Encumbrance upon or with respect to any of its property or assets or assign or otherwise convey any rights to receive income, other than Permitted Encumbrances; or

          (c) create, incur, assume, suffer to exist or in any manner become or remain liable for any Indebtedness for Borrowed Money or for lease rentals, other than (1) Indebtedness under the Contract or normally associated with the day to day operation of the Vessel, or otherwise in the normal course of business, in each case which is not material, (2) Indebtedness under this Agreement and the other Security Documents and (3) Indebtedness, including all shareholder's advances, which by its terms is subordinate and subject in right of payment to the prior payment in full of the Indebtedness under or pursuant to this Agreement and the Security Documents; or

          (d) assume, guarantee, endorse, contingently agree to purchase or provide funds for the payment of, agree to maintain the net worth or working capital of or otherwise support or "keep well" or otherwise become liable in respect of any material obligation of any person, except (1) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (2) in favour of the Lenders and/or the Agent; or

          (e) make any loan or advance to any person, other than loans or advances which are made in the ordinary course of business and which are not material; or

          (f)  incur any  Indebtedness  to any of the  Chargors or any of its or
               their  associated   companies  which  does  not  rank  after  its
               Indebtedness under this Agreement in priority of payment; or

          (g) redeem, repay, purchase, cancel or otherwise return, acquire or reduce all or any class or part of its issued share or loan capital (the written consent of the Lenders not to be unreasonably withheld); or

          (h) permit any transfer or change in the registered ownership of any of its issued shares at the date of this Agreement, or allot or issue any new shares, or grant or permit the granting of any option to acquire any of its issued or unissued shares (the written consent of the Lenders not to be unreasonably withheld); or

          (i)  acquire any vessel other than the Vessel; or

          (j) carry on or engage in or be concerned with any business or activities except those of owner and operator of an ocean-going vessel and activities incidental thereto; or

          (k) sell, lease, transfer or otherwise dispose of, or (save for requisitions for hire or requisitions of title) cease to exercise full and direct control over any part of its present or future undertaking, properties, assets, rights or revenues (whether by one or series of transactions, related or not); or

          (l) change its accounting periods or its auditors (the written consent of the Lenders not to be unreasonably withheld); or

          (m) factor, sell, assign, discount or otherwise dispose of any present or future book or other debts, claims or securities for money; or

          (n) form or co-operate in the formation of, or purchase or acquire any Subsidiary; or

          (o) permit any change to be made in its overall control or permit any material change to be made in its management (the written consent of the Lenders not to be unreasonably withheld); or

          (p) amalgamate, merge or consolidate with any other company or person or undertake, undergo, enter into or become subject to any kind of reconstruction or reorganisation or any scheme or arrangement for any of the foregoing; or

          (q) up to and including the Delivery Date, permit its Debt/Equity Ratio to be more than 78:22.

8.03 The Borrower hereby undertakes with the Lenders and/or the Agent that, from the Delivery Date and so long as any moneys are owing under this Agreement or any of the other Security Documents, the Borrower will:

          (a)  ensure that the Vessel is:

              (i) in the absolute and unencumbered ownership of the Borrower and registered in the name of the Borrower, subject only to the Mortgage and any Permitted Encumbrances, which will be registered against the Vessel through the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia in New York;

              (ii) on each occasion immediately before the vessel leaves any port, operationally sea-worthy and in every way fit for service under and in compliance with the terms of the Charter;

              (iii) classed and insured in accordance with the provisions of the Mortgage and the General Assignment; and

              (iv) on time charter to the Charterer (or any other party to which the Charterer is entitled to assign its rights under the Charter in circumstances where it remains fully liable under the Charter) under the Charter (or on time charter to any other charterer under any other charter in replacement of the Charter which the Borrower may enter into with the prior written consent of the Lenders which the Lenders may withhold entirely at their discretion) at a rate of hire sufficient to meet the operating and maintenance expenses of the Vessel and the Borrower's payment obligations under this Agreement and the Security Documents;

          (b) not permit any company other than the Manager or such other company as shall be approved in writing by the Agent (such consent not to be unreasonably withheld), to be the manager of the Vessel;

          (c) not permit any company other than Gotaas-Larsen International Limited, or such other company as shall be approved in writing by the Agent (such approval not to be unreasonably withheld, provided (without limitation) that the Agent may withhold its consent if the rights or interests of the Agent and/or the Lenders might be adversely affected) to be the Sub-manager of the Vessel under the Sub-Management Agreement;

          (d) not without the consent of the Lenders (such consent not to be unreasonably withheld) change the flag or registry of the Vessel; and

          (e) ensure that the Borrower shall furnish the Agent for distribution to the Lenders from time to time promptly on request:

              (i) documentary evidence of the Vessel's provisional registration (and subsequently the Vessel's permanent registration, which the Borrower undertakes to obtain within 270 days of the Delivery Date) in the name of the Borrower under the laws and flag of the Republic of Liberia;

              (ii) all such information as the Agent shall from time to time reasonably require regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

              (iii) at the request of the Agent, on no more than one occasion in each twelve (12) month period, provide the Agent at the expense of the Borrower with a valuation report of the Vessel by an independent broker or valuer acceptable in all respects to the Agent; and

              (iv) all such information as the Agent shall from time to time reasonably require regarding all insurances on or in respect of the Vessel and copies of all policies, cover notes and all other contracts of insurance which are from time to time taken out or entered into in respect of the Vessel or otherwise howsoever in connection with the Vessel so that the Agent is at all times able to determine whether the Vessel has been adequately insured as provided for in the Mortgage and the General Assignment;

          (f) disclose to the Agent all material agreements relevant to the Loan and the Relevant Documents made by or between the Borrower and any other parties to any Relevant Document, and to disclose any other material agreements relevant to the Loan and the Relevant Documents of which it becomes aware;

          (g) provide the Agent for distribution to the Lenders financial information relating to the Vessel and its operations when requested and in any event semi-annually;

          (h) upon first demand by the Agent and subject always to the Borrower obtaining the consent of the Charterer, which the Borrower undertakes to use its best endeavours to obtain), transfer the Vessel from the Liberian Registry to such other registry as the Agent and the Borrower may agree, or failing agreement such registry as the Agent may nominate, and subject to a new mortgage in favour of the Agent such form as the Agent may require.

8.04      The Borrower hereby undertakes with the Lenders and the Agent that:-

          (a) without prejudice to any other retentions to be made pursuant to the provisions of the Security Documents, the Borrower shall establish with the Trustee a debt reserve fund which, for the period of five (5) years from the Delivery Date shall, once established, be:

              (i) in the period up to and including the First Repayment Date maintained in an amount not less than the aggregate amounts of principal, Net Interest and other moneys payable by the Borrower under the Financial Agreement, the Swap Agreements and the Additional Swap Agreements on the First Repayment Date; and

              (ii) following the First Repayment Date, maintained in an amount not less than the aggregate amounts of principal, Net Interest and other moneys payable by the Borrower under the Financial Agreement, the Swap Agreements and the Additional Swap Agreements during a period of six (6) months from the first day of each Interest Period (such sum as conclusively certified by the Agent in accordance with Clause 5.04 of the Collateral Agreement) and thereafter (provided (i) there has been no default which is continuing under this Clause 8.04(a) and (ii) the Agent has expressly consented having first obtained approval from the Majority Lenders) shall be maintained in an amount not less than a sum equal to five (5) months' debt service requirement (certified as aforesaid) for the remainder of the Security Period;

          (b) on the first Repayment Date and thereafter throughout the remainder of the Loan Period, the Borrower shall maintain a debt service coverage ratio ("DCR") at or above 1.10:1 where

                                 Cash Available

               DCR  =
                      -----------------------------------

                      Loan principal, Net Interest and fees and expenses payable under this Agreement and the Security Documents (i) in respect of the first Repayment Date, in the six months immediately preceding the first Repayment Date, and (ii) in respect of any other Repayment Date, in the period commencing on (but excluding) the immediately preceding Repayment Date and completing on (and including) the next ensuing Repayment Date (each a "repayment period"); and

          (c) the Borrower will not without the prior written consent of the Agent pay any dividends prior to the first Repayment Date and thereafter only out of funds standing to the credit of the Surplus Account (as defined in the Collateral Agreement) and subject to (i) compliance with the provisions of sub-clauses (a) and (b) above, (ii) maintaining the Debt Service Reserve as required by clause 5 of the Collateral Agreement, and (iii) no Default having occurred and continuing, and (iv) the Borrower confirming in writing to the Agent that it does not anticipate any cash deficiency which might prevent it meeting forecasted operating costs and capital expenditure of the Vessel and scheduled payments under this Agreement, the Swap Agreements and the Additional Swap Agreements during the immediately succeeding 12 month period.

9.        CONDITIONS

9.01 The obligation of the Lenders to make the COMMITMENT AVAILABLE shall be subject to the condition that the Agent, or its duly authorised representative, shall have received no later than SEVEN (7) BANKING DAYS before the day on which the FIRST DRAWDOWN NOTICE for an Advance is given, the documents and evidence specified in PART 1 OF SCHEDULE 3 in form and substance satisfactory to the Agent.

9.02 The obligation of the Lenders to make EACH SUBSEQUENT ADVANCE other than the Advance on the Delivery Date shall be subject to the condition that the Agent, or its duly authorised representative, shall have received no later than the DATE ON WHICH THE DRAWDOWN NOTICE FOR SUCH ADVANCE IS GIVEN, the documents and evidence specified in PART 2 OF SCHEDULE 3, in form and substance satisfactory to the Agent.

9.03 The obligation of the Lenders to make the ADVANCE ON THE DELIVERY DATE available or to maintain the Loan on or after the Delivery Date, shall be subject to the condition that the Agent, or its duly authorised representative, shall have received NO LATER THAN THE DATE ON WHICH THE DRAWDOWN NOTICE for such Advance is given, the documents and evidence specified in PART 3 OF SCHEDULE 3, in form and substance satisfactory to the Agent.

9.04 The obligation of the Lenders to make the ADVANCE ON THE DELIVERY DATE available or to maintain the Loan on or after the Delivery Date, shall be subject to the condition that the Agent, or its duly authorised representative, shall have received ON OR PRIOR TO THE DELIVERY DATE the documents and evidence specified in PART 4 OF SCHEDULE 3 in form and substance satisfactory to the Agent.

9.05 The obligation of the Lenders to make any Advance is subject to the further condition that at the time of giving each Drawdown Notice for, and at the time of the making of, each Advance:

          (a)  the  representations  and  warranties set out in Clauses 7.01 and
               7.02 (and so that the  representation and warranty in Clause 7.01
               (f) shall for this purpose refer to the then latest audited financial statements delivered to the Agent under Clause 8.01
               (e)) are true and correct on and as of each such time as if each was made with respect to the facts and circumstances existing at such time; and

          (b) no Default shall have occurred and be continuing or would result from the making of the Advance.

9.06 Not later than seven (7) Banking Days prior to the date on which any Advance is to be drawndown or, as the case may be, each Interest Payment Date, the Agent may request and the Borrower shall, not later than two (2) Banking Days prior to such date if it is practicable to do so, or otherwise (with the consent of the Agent) as soon as possible thereafter, deliver to the Agent on such request further information as to any or all of the matters which are the subject of Clauses 7, 8, 9 and 10.

9.07 The conditions precedent set out in this Clause 9 are inserted for the sole benefit of the Lenders, and may be waived on their behalf in whole or in part and with or without conditions by the Lenders on or before the relevant Drawdown Date without prejudicing the right of the Agent acting on instructions from the Lenders to require fulfilment of such conditions in whole or in part at any time thereafter.

10.       EVENTS OF DEFAULT

10.01     There shall be an Event of Default if:

          (a) the Borrower fails to pay any sum payable by it under this Agreement and/or any of the Relevant Documents at the time stipulated in this Agreement or such Relevant Document within two
               (2) Banking Days of the due date (or, in the case of any sum payable on demand, within five (5) Banking Days of demand) or in the currency or in the manner stipulated in this Agreement or such Relevant Document; or

          (b) the Borrower or any other party (if any, other than the Lenders, the Counterparties and the Agent) commits any material breach of or omits to observe any of its obligations or undertakings under this Agreement and/or any of the Relevant Documents (other than the Sales Contract and the Trustee and Paying Agent Agreement and other than as referred to in sub-clause (a) above) and, in respect of any such breach or omission or any Event of Default described below which in the reasonable opinion of the Agent is capable of remedy, such action as the Agent may reasonably require shall not have been taken within seven (7) Banking Days of the Agent notifying the Borrower or, as the case may be, such other party of such default and of such required action; or

          (c) any representation or warranty made or deemed to be made or repeated by or in respect of the Borrower or any other party (if any, other than the Lenders, the Counterparties and the Agent) in or pursuant to this Agreement and/or any of the Relevant Documents or in any notice, certificate or statement referred to in or delivered under this Agreement and/or any of the Relevant Documents is or proves to have been materially incorrect in any material respect with reference to the facts existing at the date on which such representation or warranty was made or deemed to be made or repeated and the Majority Lenders consider the same is likely to have an adverse affect on the ability of the Borrower or such other party to fulfil its respective material obligations under this Agreement or under any of the Relevant Documents; or

          (d) any material Indebtedness of the Borrower is not paid when due or becomes due or capable of being declared due prior to the date when it would otherwise have become due (unless as a result of the exercise by the Borrower of a voluntary right of prepayment) or any material guarantee or indemnity given by the Borrower in respect of Indebtedness is not honoured when due and called upon; or

          (e) any consent, authorisation, licence or approval of or registration with or declaration to governmental or public bodies or authorities or courts required by the Borrower or any other party (if any, other than the Lenders, the Counterparties and the Agent) to authorise, or required by the Borrower or any other party (if any, other than the Lenders, the Counterparties and the Agent) in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement and/or any of the Relevant Documents or the performance by the Borrower or any such party of its obligations hereunder or thereunder is modified in a manner unacceptable to the Agent or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect or the Borrower or any such party defaults in the observance of any of the conditions or restrictions imposed in or in connection with any of the same and the Majority Lenders consider the same is likely to have an adverse affect on the ability of the Borrower, or such other party, to fulfil its respective material obligations under this Agreement or any of the Relevant Documents; or

          (f) a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against any of the material undertakings, assets, rights or revenues of the Borrower and is not discharged within seven (7) Banking Days; or

          (g) the Borrower suspends payment of its debts or is unable or admits inability to pay its debts as they fall due or commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or proposes or enters into any composition or other arrangement for the benefit of its creditors generally or proceedings are commenced in relation to the Borrower under any law, regulation or procedure relating to reconstruction or readjustment of debts; or

          (h) the Borrower takes any action or any legal proceedings are started or other steps taken for (i) the Borrower to be adjudicated or found bankrupt or insolvent (ii) other than pursuant to a voluntary reconstruction or voluntary amalgamation, the winding-up or dissolution of the Borrower or (iii) other than pursuant to a voluntary reconstruction or voluntary amalgamation, the appointment of a liquidator, trustee, receiver or similar officer of the Borrower or of the whole or any part of its undertakings, assets, rights or revenues save for those actions or legal proceedings considered by the Agent in its sole discretion to be vexatious or malicious and which are discharged or stayed within 30 days ; or

          (i) any event occurs or proceedings is taken with respect to the Borrower in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clause 10.01(f), (g) or (h); or

          (j) the Borrower suspends or ceases or threatens to suspend or cease to carry on its business; or

          (k) all or a part deemed material by the Majority Lenders of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, the Borrower are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government (save that this paragraph (k) shall not apply in relation to the Vessel in circumstances where the Insurance proceeds (if any) in relation to such seizure, nationalisation, expropriation or compulsory acquisition are sufficient to repay, and result in the repayment in full of, the Outstanding Indebtedness with 120 days of such occurrence); or

          (l) any of the Relevant Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect, or if the validity or enforceability of any of the Relevant Documents shall at any time and for any reason be contested by any party thereto (other than the Lenders, the Counterparties and the Agent), or if any such party shall deny that it has any, or any further, liability thereunder or it becomes impossible or unlawful for the Borrower or any other party (if any) to any of the Relevant Documents (other than the Lenders, the Counterparties and the Agent) to fulfil any of the material covenants and obligations contained in any of the Relevant Documents or for the Lenders and/or the Agent to exercise the rights or any of them vested in it thereunder or otherwise; or

          (m) there occurs, in the opinion of the Majority Lenders, a material adverse change in the financial condition of the Borrower by reference to the financial statements referred to in Clause 7.01(f) and/or Clause 8.01 (e); or

          (n) any other event occurs or circumstance arises which, in the opinion of the Majority Lenders, is likely materially and adversely to affect either (i) the ability of the Borrower or any other party (if any, other than the Lenders, the Counterparties and the Agent) to perform all or any of their respective obligations under or otherwise to comply with the terms of this Agreement and/or any of the Relevant Documents or (ii) the security created by this Agreement and/or any of the Relevant Documents; or

          (o) any Encumbrance in respect of any of the property (or part thereof) which is the subject of the Security Documents (or any of them) becomes enforceable; or

          (p) there is any change in the ultimate legal or beneficial ownership of the shares in the Borrower or, without the prior written consent of the Agent, the Manager or the Sub-manager; or

          (q) the Borrower or any other party (other than the Lenders, the Counterparties and the Agent) repudiates this Agreement or any of the Relevant Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate this Agreement or any of the Relevant Documents; or

          (r) any of the Relevant Documents is breached in any material respect or terminated or cancelled by any party thereto (other than the Lenders, the Counterparties and the Agent) or any moneys assigned pursuant to any of the Security Documents are paid other than as provided therein; or

          (s)  any of the events  referred to in paragraphs  (d), (f), (g), (h),
               (i) or (j) above occurs mutatis mutandis in relation to the Charterer, the Manager, the Sub-manager, the issuers of the Letters of Undertaking, any of the Chargors or, prior to the Delivery Date, the Contractor or the Builder (save, in the case of the Manager and/or the Sub-manager, in circumstances where a replacement acceptable to the Agent is appointed within seven (7) Banking Days and subject to such conditions as the Agent may see fit); or

          (t) the Borrower, the Manager or the Sub-manager fails to comply with all national and international conventions, laws, and the rules and regulations thereunder, applicable to the Borrower, the Manager, the Sub-manager or the Vessel, including without limitation, all other national and international conventions, laws, rules and regulations relating to environmental matters, including discharges of oil, petroleum, petroleum products and distillates, chemicals, pollutions and other substances if such failure, in the opinion of the Majority Lenders, could reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or on the security created by the Security Documents; or

          (u) the Borrower, the Manager, the Sub-manager or the Vessel is involved in any incident involving the non-compliance with any national or international or other conventions, laws, rules and regulations relating to environmental matters, including discharges of oil, petroleum, petroleum distillates and other substances, if such incident could in the opinion of the Majority Lenders reasonably be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Borrower or on the security created by the Security Documents and in respect of any such non-compliance which in the opinion of the Majority Lenders is capable of remedy such action as the Agent may require shall not have been taken within ten (10) Banking Days of the Agent notifying the Borrower of such required action; or

          (v) the Borrower or any other relevant party fails or omits to comply with any requirements of the Vessel's protection and indemnity association to the effect that any cover (including without limitation, U.S. Oil Pollution liability if the Vessel if trading to the United States) is or may be liable to cancellation or exclusion at any time and, in the case of any exclusion, the rights of the Lenders, the Counterparties and/or the Agent might be materially affected; or

          (w) if for any reason the Vessel is not delivered to, and accepted by, the Borrower under the Contract on or before 31st December 2000 and the Borrower has not established to the satisfaction of the Majority Lenders that their interests are not adversely affected.

10.02 The Agent may and if so requested by the Majority Lenders shall, without prejudice to any other rights of the Lenders, at any time after the happening of an Event of Default so long as the same is continuing by notice to the Borrower declare that:

          (a) the obligation of the Lenders to make any Advance to the Borrower shall be terminated, whereupon the aggregate Commitment shall be reduced to zero forthwith; and/or

          (b) the Loan and all interest accrued and all other sums payable under this Agreement and the Security Documents have become due and payable, whereupon the same shall, immediately or in accordance with the terms of such notice, become due and payable.

11.       INDEMNITIES

11.01 The Borrower hereby undertakes and agrees to indemnify the Lenders and the Agent on demand, without prejudice to any of the other rights of the Lenders and the Agent under this Agreement and/or any of the Security Documents, against any loss (including any breakage costs and any loss incurred as a result of unwinding any interest rate swap arrangements contained in any Swap Agreement) or expense in excess of any additional interest received by the Lenders and/or the Agent pursuant to Clause 3.04 which the Lenders and/or the Agent shall certify as sustained or incurred by it as a consequence of (i) any default in payment by the Borrower of any sum under this Agreement or any of the Security Documents when due, (ii) the occurrence of any Event of Default, (iii) any prepayment of the Loan or part thereof being made under Clauses 4.02, 4.03, 12.01, 12.02, or 12.03 otherwise than on the last day of an Interest Period relating to the part of the Loan prepaid or (iv) any Advance not being drawn down for any reason (excluding any default by the Lenders and the Agent) after a Drawdown Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred in maintaining or funding the Advance or any part thereof or in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan or any part thereof.

11.02 If any sum due from the Borrower under this Agreement or any of the Security Documents or any order or judgment given or made in relation hereto has to be converted from the currency ("the first currency") in which the same is payable under this Agreement or the relevant
          Security Document or under such order or judgment into another currency ("the second currency") for the purpose of (i) making or filing a claim or proof against the Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation to this Agreement or any of the Security Documents, the Borrower shall indemnify and hold harmless the Lenders and/or the Agent, as the case may be, from and against any loss suffered as a result of any difference between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which the Lenders and/or the Agent, as the case may be, may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Borrower under this Clause
          11.02 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any of the Security Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency. Provided that there is no continuing Default and that the Borrower has paid all amounts outstanding under this Agreement and the Security Documents, any surplus arising from any exchange operation referred to in this Clause 11.02 shall be promptly paid by the Agent or the Lender concerned (as the case may be) to the Borrower or as it may direct. If amounts remain outstanding under this Agreement and/or the Security Documents, then any such surplus shall be paid by the Agent or the Lender concerned to the Earnings Account (as defined in the Collateral Agreement).

11.03 The Borrower shall not be obliged under this Clause 11 to indemnify any Lender or the Agent against a loss or liability to the extent that such loss or liability is a direct result of the wilful misconduct of that Lender or the Agent, as the case may be.

12.       UNLAWFULNESS, INCREASED COSTS, ALTERNATIVE INTEREST RATES

12.01 If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon the Lenders in the jurisdiction in which they are respectively formed or has their respective principal or lending office or in which any action is required to be performed by them for the purposes of this Agreement (whether or not in force before the date of this Agreement) renders it unlawful for any Lender to make or maintain its Commitment or maintain or fund the Loan or any part thereof or to carry out any of its other obligations under this Agreement such Lender shall promptly inform the Agent who shall forthwith inform the Borrower. If it shall be so unlawful for any Lender to maintain or fund its

          Commitment or the Loan, the Agent shall, at the request and on behalf of such Lender, shall give notice to the Borrower reducing such Lender's Commitment to zero and/or requiring the Borrower to prepay such Lender's Contribution by the latest date permitted by such law, regulation, regulatory requirement, judgment, order or direction and the Borrower shall prepay such Lender's Contribution in accordance with and subject to the terms of such notice and the provisions of Clause 12.04. Without prejudice to the obligation of the Borrower to make such prepayment, the Borrower, the Agent and such Lender shall negotiate in good faith for a period not exceeding thirty (30) days with a view to such Lender making available its Commitment and/or maintaining its Contribution in whole or part in a manner which is not unlawful.

12.02 If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon any Lender in the jurisdiction in which it is formed or has its principal or lending office or in which any action is required to be performed by it for the purposes of this Agreement taking effect after the date of this Agreement or if compliance by such Lender with any direction, request or requirement (whether or not having the force of law) of any monetary agency, central bank or competent governmental or other authority shall:

          (a) subject such Lender to Taxes or change the basis of Taxation of such Lender with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income of such Lender imposed in the jurisdiction in which its principal or lending office under this Agreement is located); or

          (b) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, such Lender; or

          (c) impose on such Lender any other condition with respect to this Agreement or its obligations under this Agreement,

          and, as a result of any of the foregoing, the cost to such Lender of making or keeping its Commitment available or maintaining or funding its Contribution is increased or the amount payable or the effective return to such Lender under this Agreement is reduced or such Lender makes a payment or forgoes a return on or calculated by reference to any amount payable to it under this Agreement, then and in each such case:

          (i) such Lender shall forthwith notify the Agent whereupon the Agent shall forthwith notify the Borrower. The notification shall give particulars in reasonable detail of the circumstances giving rise to the event and of how such Lender may be affected;

          (ii) without in any way limiting, reducing or otherwise qualifying the obligations of the Borrower under this Agreement, such Lender shall, in consultation with the Agent, endeavour to take such reasonable steps as may be open to it to mitigate or remove such circumstances including (without obligation) the transfer of its rights and obligations under this Agreement to another of its lending offices or an Affiliate, in each case not affected by the relevant circumstances unless to do so might (in the opinion of such Lender) be prejudicial to such Lender or be in conflict with such Lender's general banking policies or involve such Lender in expense or an increased administrative burden;

          (iii)on demand the Borrower shall pay to the Agent for the account of such Lender the amount which such Lender specifies (in a certificate setting forth the basis of the computation of such amount) is required to compensate such Lender for such increased cost, reduction, payment or forgone return. The Borrower's obligation to make any such payment shall be conditional upon the Agent delivering to the Borrower with each such demand a certificate from such Lender specifying in reasonable detail the nature of the increased cost and the dates from which it applied; and

          (iv) the Borrower may, at any time after receipt of such demand and certificate notify the Agent that it will prepay all (but not part only) of such Lender's Contribution to the Loan whereupon the Borrower shall prepay an amount equal to such Lender's
               Contribution to the Loan in accordance with and subject to the provisions of Clause 12.04.

          Any demand under Clause 12.02 (iii) may be made at any time whether or not the Loan has been repaid.

12.03 Clause 12.02 does not apply to, and no amount shall be recoverable from the Borrower in respect of, any increased cost:

          (a)  which is compensated in full by the operation of Clause 6.07; or

          (b) which is, or is attributable to, any Tax on the overall net income or profits of the affected Lender.

12.04     (a)  If and  whenever,  at any time prior to the  commencement  of any
               Interest Period in respect of any Advance, the Agent shall have determined (which determination shall, in the absence of manifest error, be conclusive) that:

              (i) adequate and fair means do not exist for ascertaining the Floating Rate during such Interest Period pursuant to Clause 3.02; or

              (ii) deposits in Dollars are not available to the Lenders in the London interbank market in sufficient amounts in the ordinary course of business for such Interest Period; or

              (iii) by reason of circumstances affecting the London interbank market generally it is impracticable for the Lenders to fund or continue to fund such Advance during such Interest Period;

               the Agent shall forthwith give notice (a "Determination Notice") of such determination to the Borrower and to each of the Lenders. After the giving of any Determination Notice the Commitment shall not be borrowed until notice to the contrary is given by the Agent to the Borrower.

          (b) During the period of ten (10) days after any Determination Notice has been given by the Agent under Clause 12.04 (a), the Agent shall certify (having consulted with the Borrower and the Lenders) an alternative basis (the "Substitute Basis") for the making or continuation of the Loan. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds to the Lenders equivalent to the Margin. The Substitute Basis shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Determination Notice. During the period when a Substitute Basis is in force the Borrower, the Agent and the Lenders shall consult not less frequently than once every thirty (30) days with a view to reverting to the other provisions of this Agreement as soon as practicable.

          (c) If the Borrower determines that it does not wish to continue to borrow the Loan on the basis of the Substitute Basis it shall so notify the Agent within ten (10) days of receipt of the certificate specifying such Substitute Basis, whereupon the Borrower shall forthwith prepay the Loan in accordance with and subject to the provisions of Clause 12.05 together with accrued interest to the date of prepayment, calculated from the date specified in the Determination Notice at a rate per annum equal to the rate certified by the Agent to be an interest rate equivalent to the aggregate of (a) the Margin and (b) the cost to the Lenders of funding the Loan during the period commencing on the date specified in the Determination Notice and ending on the date of prepayment.

12.05 When the Loan is prepaid by the Borrower pursuant to this Clause 12 the Borrower shall, at the time of such prepayment, pay to the Agent accrued interest thereon to the date of actual payment, any additional amount payable under Clause 12.02 and all other sums payable by the Borrower to the Agent and/or the Lenders pursuant to this Agreement (including, without limitation, any amounts payable under Clause 11) and pursuant to the Security Documents or any of them.

13.       SECURITY AND SET-OFF

13.01 All moneys received by the Agent under or pursuant to this Agreement or any of the Security Documents and expressed to be applicable in accordance with the provisions of this Clause 13.01 shall be applied by the Agent in the following manner:

          (a)  first  in  accordance  with  clause  8 of  the  Security  Sharing
               Agreement;

          (b) secondly the surplus (if any) shall be paid to the Borrower or to whomsoever else may be entitled to receive such surplus.

13.02 The Borrower hereby authorises the Lenders at any time following the occurrence of a Default for so long as the same is continuing without prejudice to any of the Lenders' rights at law, in equity or otherwise, and without notice to the Borrower:

          (a) to apply any credit balance standing upon any account of the Borrower with any branch of the Lenders and in whatever currency in or towards satisfaction of any sum due to the Lenders under this Agreement and/or any of the Security Documents;

          (b) in the name of the Borrower and/or any of the Lenders to do all such acts and execute all such documents as may be necessary or expedient to effect such application; and

          (c) to combine and/or consolidate all or any accounts in the name of the Borrower with the Lenders.

          For all or any of the above purposes the Lenders are authorised to purchase with the monies standing to the credit of such account or accounts such other currencies as may be necessary to effect such application. The Lenders shall not be obliged to exercise any right given to them by this Clause 13.02. The Lenders shall notify the Borrower and the Agent forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto.

13.03 If at any time the proportion which any Lender has received or recovered (whether by set-off or otherwise) in respect of its portion of any sum due from the Borrower to the Lenders under this Agreement (other than a sum received for the account of that Lender alone pursuant to Clauses 6.07 or 12) is greater (the amount of the excess being referred to in this Clause 13.03 as the "excess amount") than the proportion of such sum received or recovered by the Lender receiving or recovering the smallest or no proportion of its portion of such sum:

          (a) such Lender shall promptly notify the Agent and shall pay to the Agent an amount equal to the excess amount and the Agent shall notify the Borrower of receipt of such amount;

          (b) the Agent shall treat such payment as if it were a payment by the Borrower on account of the sum due to all the Lenders (including the Lender to which the payment was made) to ensure that all the Lenders share rateably (in accordance with their respective Contributions to the Loan) in the benefit of such amount equal to the excess amount; and

          (c) as between the Borrower and such Lender the excess shall be treated as not having been paid

          Provided that:

          (i) such Lender shall not be obliged to share any excess amount which it receives as a result of or in connection with legal proceedings which it takes to recover sums owing to it under this Agreement with any other Lender which has a legal right to, but does not, join in such proceedings (unless such proceedings are instituted without prior notice having been given by such Lender to the other Lenders through the Agent); and

          (ii) if any part of the relevant receipt by such Lender is thereafter required to be repaid to the Borrower, the other Lenders shall repay to the Agent for the account of such Lender such amount as shall be necessary to ensure that all the Lenders share rateably (in accordance with their respective Contributions to the Loan) in the amount of the receipt retained and the other provisions of
               (b) and (c) above shall apply only to the retained amount.

13.04     The Borrower hereby undertakes that

          (a) except insofar as enforcement may be limited by any applicable laws relating to bankruptcy, insolvency, administration and similar laws affecting creditors' rights generally, and except insofar as stated in any qualification or reservation contained in any original legal opinion given for the purpose of or as a condition precedent to this Agreement, the Security Documents shall both at the date of execution and delivery thereof and, so long as any moneys are owing under this Agreement or thereunder, be valid and binding obligations of the respective parties thereto and rights of the Lenders and the Agent enforceable in accordance with their respective terms; and

          (b) it will, at its own expense, execute, sign, deliver, register, perfect and do and perform any and every such further mortgage, charge, pledge, lien, hypothecation, assignment, security interest, assurance, document, deed, instrument, act or thing as in the reasonable opinion of the Agent may be necessary or desirable for perfecting the security contemplated or constituted by the Security Documents.

13.05 The Security Documents are supplemental to this Agreement and, in the event of any conflict, the provisions of this Agreement shall prevail.

14.       ASSIGNMENT AND LENDING OFFICES

14.01     This  Agreement  shall be binding upon,  and enure for the benefit of,
          the  Lenders,   the  Agent  and  the  Borrower  and  their  respective
          successors.

14.02 The Borrower may not assign or transfer any of its rights or obligations under this Agreement.

14.03 Each Lender (an "existing Lender") may assign or transfer all or any part of its rights, benefits and/or obligations under this Agreement and the Security Documents to any one or more banks or other financial institutions (in the case of an assignment, an "Assignee" and in the case of a transfer a "Transferee"). Written notice of any assignment of all or part of any Lender's rights and/or benefits under the Agreement and the Security Documents shall be given to the Borrower and the Agent as soon as possible after the same has been effected. Any transfer of all or part of any Lender's obligations under this Agreement before the Delivery Date may only be effected with the prior written consent of the Borrower, such consent not to be unreasonably withheld and the request for which shall be promptly responded to, unless the Transferee shall be an Affiliate company of such Lender or another existing Lender (in which case no such consent shall be required, the Borrower consenting to such transfer by its execution of this Agreement provided that, in the case of a transfer to a subsidiary, the proposed Transferee shall be of substantially similar financial standing to the existing Lender or that Lender shall remain responsible for the performance of the Transferee's obligations). Any such transfer shall be effected upon five (5) Banking Days' prior notice by delivery to the Agent of a duly executed and duly completed Transfer Certificate in which event, on the transfer date specified in such Transfer Certificate, to the extent that they are expressed to be the subject of the novation established by the Transfer Certificate:

          (a) the Borrower, the existing Lender and the other parties to this Agreement shall be released from further obligations towards one another under this Agreement and the Security Documents in respect of such transferred rights, benefits and/or obligations and their respective rights against one another under this Agreement and the Security Documents in respect of such transferred rights, benefits and/or obligations shall be cancelled (such rights and obligations being referred to in this Clause 14.03 as "discharged rights and obligations"); and

          (b) the Borrower, the Transferee and the other parties to this Agreement shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as they are exercisable by or against the Transferee in place of the existing Lender.

          The Agent shall promptly notify the other parties thereof of the receipt by it of any Transfer Certificate and shall promptly deliver a copy of such Transfer Certificate to the Borrower and the other Lenders.

14.04 The Agent and the Borrower shall be fully entitled to rely on any Transfer Certificate delivered to the Agent in accordance with the foregoing provisions of this Clause 14 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the existing Lender and the Transferee and neither the Agent or the Borrower shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Transfer Certificate if it proves to be the case that the same was not authentic or duly authorised.

14.05 The Borrower and each Lender irrevocably undertakes and agrees to counter-sign each Transfer Certificate promptly upon request by the Agent subject to the terms of this Agreement.

14.06 If any Lender assigns all or any part of its rights or benefits or transfers all or any part of its rights, benefits and/or obligations as provided in Clause 14.03 or 14.04 the Borrower undertakes, immediately on being requesting to do so by such Lender and at the cost of such Lender to enter into such documents as may be necessary or desirable to assign to the Assignee or transfer to the Transferee all or the relevant part of such Lender's interest in this Agreement and the Security Documents and all relevant references in this Agreement to such Lender shall thereafter be construed as a reference to such Lender and/or its Assignee and/or its Transferee (as the case may be) to the extent of their respective interests and, in the case of a transfer of all or part of such Lender's obligations, the Borrower shall thereafter look only to the Assignee and/or the Transferee (as the case may be) in respect of that proportion of such Lender's obligations under this Agreement as corresponds to the obligations assumed by such Assignee and/or Transferee (as the case may be).

14.07     Each Lender  shall lend  through its branch set  opposite  its name in
          Schedule 1 or through any other office of such Lender selected from time to time by it through which such Lender wishes to lend for the purposes of this Agreement provided that such Lender may not change its lending office if such change shall have the effect of increasing the costs incurred by the Borrower under or pursuant to this Agreement. If the office through which such Lender is lending is changed pursuant to this Clause 14.07, such Lender shall notify the Agent and the Borrower promptly of such change.

14.08 Each Lender may grant or sell one or more participations in the whole or any part of its rights in respect of its Contribution in such manner and upon and subject to such terms and conditions as such
          Lender, in its discretion, thinks fit, but so that any such participation shall be on terms that the Borrower shall continue to deal exclusively with such Lender, and not with the participant, with whom the Borrower shall not have any contractual relationship, and that such participant shall have rights and remedies only against such Lender, and not against the Borrower.

14.09 Any Lender may, without the prior consent of the Borrower, disclose on a confidential basis to a potential assignee or participant, or to any other person who may propose entering into contractual relations with such Lender in relation to this Agreement, such information about the Borrower as such Lender shall consider appropriate.

14.10 The following additional provisions shall apply to each assignment of rights and benefits, transfer of obligations (whether by way of novation or otherwise) and change in lending office (as the case may
          be) by a Lender made pursuant to this Clause 14:

          (a) The Borrower's consent shall be obtained before any assignment or transfer by any Lender where, under the relevant laws and regulations in force at the time of the same, that Lender is aware that the Borrower would be obliged to pay for the account of the relevant Transferee or Assignee (as the case may be), any greater amount than it would have been obliged to pay had no such assignment or transfer been made by that Lender.

          (b) For avoidance of doubt, and without prejudice to the generality of Clause 14.03 it shall be reasonable before the Delivery Date for the Borrower to withhold its consent to any proposed transfer by a Lender to a Transferee if the proposed Transferee is not of substantially similar financial standing to the existing Lender Provided that the Borrower shall not withhold such consent if the existing Lender remains responsible for the performance of the Transferee's obligations.

15.       THE AGENT AND THE LENDERS

15.01 The Borrower acknowledges that each Lender has irrevocably appointed the Agent as its agent for the purposes of this Agreement and each of the Security Documents and authorised the Agent (whether or not by or through employees or agents) to take such action on such Lender's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by the Security Sharing Agreement and the Security Documents, together with such powers and discretions as are reasonably incidental thereto.

15.02 Except with the prior written consent of all of the Lenders, the Agent shall not have authority on behalf of the Lenders to agree with the Borrower any amendment to this Agreement or take any action which would (i) reduce the Margin and/or waive the payment of or vary the basis of calculation of any of the fees or interest payable by the Borrower, (ii) extend the due date or reduce the amount of any payment of principal, interest or other amount payable under this Agreement,
          (iii) change the currency in which any amount is payable under this Agreement, (iv) increase any Lender's Commitment or the aggregate of all the Commitments, (v) postpone the last day of the Drawdown Period,
          (vi) change this Clause 15.02, (vii) amend the definition of Majority Lenders, (viii) change the provisions of Clause 9 or waive any of the documents and evidence specified in Schedule 3, or (ix) result in the release of any of the Security Documents.

15.03 The Borrower may rely upon any notice, instruction or other communication sent by the Agent and shall be under no obligation to enquire further whether it has been approved by, or requires the approval of, the requisite Lenders.

16.       NOTICES AND OTHER MATTERS

16.01 Every notice, request, demand or other communication under this Agreement or (unless otherwise provided therein) under any of the Security Documents shall:

          (a) be in writing delivered personally or by first class prepaid letter (airmail if available), telex, facsimile or cable (confirmed in the case of a telex, facsimile or cable by first-class prepaid letter sent within twenty four (24) hours of despatch, but so that the non-receipt of such confirmation shall not affect in any way the validity of the telex, facsimile or cable in question);

          (b) be deemed to have been received, subject as otherwise provided in this Agreement or the relevant Security Document, in the case of a telex at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the communication (provided that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), in the case of a facsimile at the time of despatch with electronic or other confirmation of receipt (provided that if the date of despatch is not a business day in the country of the addressee, it shall be deemed to have been received at the opening of business on the next such business day), in the case of a cable twenty-four (24) hours after despatch and in the case of a letter when delivered personally or seven (7) days after it has been put in to the post; and

          (c)  be sent:

              (1)    if to be sent to the Borrower, to it care of:

                     Gotaas-Larsen Ltd.
                     Southside, 105 Victoria Street
                     London SW1E 6QJ
                     Telex: 917497 GOLAR G
                     Facsimile: 44 171 834 2259

              (2)    if to be sent to the Agent, to it at:

                     45th Floor, One Exchange Square
                     8 Connaught Place
                     Central
                     Hong Kong

                     Telex:  85090 ISA HX
                     Facsimile: (852) 2868 1448

              (3) if to be sent to the Lenders or any of them, to them at their respective addresses, telex or facsimile numbers set forth in Schedule 1;

              or to such other address, telex or facsimile number as is notified by one party to the other parties under this Agreement.

16.02 No failure or delay on the part of the Lenders or the Agent to exercise any power, right or remedy under this Agreement and/or any of the Security Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders or the Agent of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement and in the Security Documents are cumulative and are not exclusive of any remedies provided by law.

16.03 All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement or any of the Security Documents shall be in the English language or shall be accompanied by a certified English translation upon which the Lenders and the Agent shall be entitled to rely.

16.04 Time shall be of the essence in the performance of the Borrower's obligations under this Agreement and the Security Documents.

16.05 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

16.06 Any provision of this Agreement prohibited by or becomes unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without modifying the remaining provisions of this Agreement. Where however the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this Agreement shall be a valid and binding agreement enforceable in accordance with its terms.

17.       LAW AND JURISDICTION

17.01 This Agreement is governed by and shall be construed in accordance with English law.

17.02 For the benefit of the Lenders and the Agent, the parties hereto irrevocably agree that any legal action or proceedings in connection with this Agreement against the Borrower or any of its assets may be brought in the English courts which shall have jurisdiction to settle any disputes arising out of or in connection with this Agreement. The Borrower hereby irrevocably and unconditionally submits to the jurisdiction of such courts and the Borrower irrevocably designates, appoints and empowers HFW Nominees Limited (presently of Marlow House, Lloyds Avenue, London, EC3N 3AL) at its registered office for the time being in England to receive for it and on its behalf, service of process issued out of the English courts in any legal action or proceedings arising out of or in connection with this Agreement and the Security Documents. Nothing in this Clause 17.02 shall affect the right of the Lenders and the Agent to serve process in any other manner permitted by law but if the said process agent ceases to exist or have an office in the relevant jurisdiction where process may be served, the Borrower shall forthwith appoint another process agent with an office in that jurisdiction where process may be served and shall forthwith notify the Agent thereof. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Lenders and/or the Agent to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

17.03 The Borrower waives any objection it may now or hereafter have to the laying of venue of any legal action or proceeding arising out of or in connection with this Agreement or any of the Security Documents in any court and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

17.04 The Borrower waives any rights of sovereign immunity which it or any of its properties may enjoy in any jurisdiction and subjects itself to civil and commercial law with respect to its obligations under this Agreement and the Security Documents.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

THE BORROWER
------------
SIGNED by                       )
                                )
for and on behalf of FARAWAY    )
                                )
MARITIME SHIPPING COMPANY       )



THE LEAD ARRANGER
-----------------
SIGNED by                       )
                                )
for and on behalf of            )
                                )
THE BANK OF TAIWAN              )



THE ARRANGERS
-------------
SIGNED by                       )
                                )
for and on behalf of            )
                                )
CREDIT AGRICOLE INDOSUEZ        )



SIGNED by                       )
                                )
for and on behalf of            )
                                )
THE FUJI BANK, LIMITED          )
                                )

SIGNED by                       )
                                )
for and on behalf of            )
                                )
THE INDUSTRIAL BANK OF          )
JAPAN, LIMITED                  )



SENIOR MANAGER
--------------
SIGNED by                       )
                                )
for and on behalf of            )
                                )
CREDIT LYONNAIS, OFFSHORE      ))
                                )
BANKING UNIT, TAIPEI            )



THE LENDERS
-----------
SIGNED by                       )
                                )
for and on behalf of            )
                                )
BANK OF TAIWAN                  )



SIGNED by                       )
                                )
for and on behalf of            )
                                )
CREDIT AGRICOLE INDOSUEZ        )

SIGNED by                       )
                                )
for and on behalf of            )
                                )
THE FUJI BANK, LIMITED          )
                                )





SIGNED by                       )
                                )
for and on behalf of            )
                                )
THE INDUSTRIAL BANK OF          )
JAPAN, LIMITED                  )



SIGNED by                       )
                                )
for and on behalf of            )
                                )
CREDIT LYONNAIS, OFFSHORE       )
                                )
BANKING UNIT, TAIPEI            )



THE AGENT
---------
SIGNED, SEALED and DELIVERED    )
                                )
by for and on behalf of INDOSUEZ)
                                )
ASIA SHIPFINANCE SERVICES       )
                                )
LIMITED in the presence of:     )

                                   SCHEDULE 1

                                   The Lenders

Lenders                                                Commitment
-------                                                ----------

THE BANK OF TAIWAN                                     $60,000,000
Singapore Branch
80 Raffles Place #28-20
UOB Plaza 2
Singapore 0104
Telex: 24835 BOTSIN
Facsimile: (65) 536 8203

CREDIT AGRICOLE INDOSUEZ                               $46,500,000
9, Quai du President Paul Doumer
92400 COURBEVOIE
France
Telex:   650409 INSU X
Facsimile: (33 1) 41 89 29 87

THE FUJI BANK, LIMITED                                 $46,500,000
Singapore Branch
1 Raffles Place #20-00, OUB Centre
Singapore 048616
Republic of Singapore
Telex: RS24610 FUJIGIN
Facsimile: 65 438 5997

THE INDUSTRIAL BANK OF JAPAN, LIMITED                  $46,500,000
3-3, Marunouchi 1-chome
Chiyoda-ku, Tokyo 100
Japan
Telex: J22325: Answerback KOGIN J
Facsimile: 81-3-3215-0342
Atten: Corporate Banking Department No.5

CREDIT LYONNAIS,                                       $15,000,000
OFFSHORE BANKING UNIT, TAIPEI
16th Floor, Hung Kuo Building
167, Tun Hwa North Road
Taipei
Taiwan
Telex: 10304 CREDTPE
Facsimile: (8862) 718 8292

                                   SCHEDULE 2

                             Form of Drawdown Notice


To: Indosuez Asia Shipfinance Services Limited 45th Floor, One Exchange Square 8 Connaught Place Hong Kong

                                                       Date:       199

                         US$[214,500,000] Loan Facility
                              Agreement dated 1997

          We refer to the above  Agreement  and hereby  give you notice  that we wish to drawdown an Advance in the sum of Dollars [ ] on  ............  19 . The
funds should be credited to [name and number of account] with [ ] for the purpose of [paying the [ ] instalment of the Contract Price to the Builder.]

          We confirm that:

          (i) no event or circumstance has occurred and is continuing which constitutes a Default;

          (ii) the representations and warranties contained in Clause 7.01 of the above Agreement are on the date hereof or, to the extent they are not, will be on the Drawdown Date [or, in the case of the Advance to be made on the Delivery Date, to the extent that they are not, will be on the Delivery Date], true and correct;

          (iii)the acceptance of the Commitment [and the borrowing of the Advance] will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

          Words and expressions defined in the Agreement shall have the same meanings when used herein.

                                            For and on behalf of
                                            FARAWAY MARITIME SHIPPING COMPANY


                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

                                   SCHEDULE 3

                         List of Documents and evidence

                                     Part 1

(a) a copy, certified as a true and complete copy by an officer of the Borrower of the Articles of Incorporation and By-laws of the Borrower and an up-to-date list of the directors and officers of the Borrower;

(b) a copy, certified as a true and complete copy by a director, the secretary or the assistant secretary of each of the Chargors and the Manager, of the constitutional documents of such Chargor and the Manager and an up-to-date list of the directors and officers of such Chargor and the Manager;

(c) a certificate of resolutions of the Board of Directors of the Borrower approving the acceptance of this facility and the borrowing of the Loan and approving and authorising a person or persons to execute this Agreement, the Collateral Agreement, the Contract Assignment, the
          Charter Assignment, the Guarantee and Swap Receipts Assignment, the General Assignment, the Management Contracts Assignment, the Mortgage and each of the other Relevant Documents to which it is a party;

(d) a certificate of resolutions of the Board of Directors of each Chargor approving and authorising a person or persons to execute the Deed of Charge and each of the other Relevant Documents to which it is a party;

(e) a certificate of resolutions of the Board of Directors of each of the Manager and the Sub-manager approving and authorising a person or person to execute the Management Contracts Assignment (in the case of the Manager) and each of the other Relevant Documents to which it is a party;

(f) a certificate of resolutions of Board of Directors of each issuer of the Letters of Undertaking (other than PT Graha Centermine) and a copy, certified as a true and complete copy by a director, the secretary or the assistant secretary of each issuer of the Letters of Undertaking, of the constitutional documents of the issuer and an up-to-date list of the directors and officers of each issuer;

(g) a copy, certified as a true and complete copy by an officer of the Borrower of all consents, authorisations, licences and approvals required by the Borrower, the Chargors and any other party thereto other than the Lenders and the Agent (or, in the absence of such copies, a legal opinion establishing that such consents, authorisations, licences and approvals have been obtained or alternatively that there are no consents necessary), in connection with the execution, delivery, validity and enforceability of this Agreement and the Relevant Documents (other than the Sales Contract and the Trustee and Paying Agent Agreement), and the performance by the Borrower, the Chargors and such other parties of, their respective obligations hereunder and thereunder, for the Borrower to borrow the Loan, and for the Borrower to pay the principal of and interest on the Loan and all other sums payable under this Agreement;

(h) copies, certified as a true and complete copies by an officer of the Borrower of the Contract, the Shareholders' Agreement, the Management Agreement, the Sub-management Agreement and the Charter, and copies of the Sales Contract and the Trustee and Paying Agent Agreement;

(i) the original Performance Bond and the Refund Guarantee in respect of the first instalment of the Contract Price;

(j) the Security Sharing Agreement, Contract Assignment, the Management Contracts Assignment and the Guarantee and Swap Receipts Assignment all duly executed, together with the consents and acknowledgements annexed thereto duly executed by the Builder, the Manager, the Sub-manager and the Bank Guarantors in respect of the Contract, the Management Agreement, the Sub-management Agreement, the Performance Bond and the first Refund Guarantee respectively;

(k) the Deed of Charge, duly executed by the Chargors and all the relevant documents pursuant thereto;

(l) the Charter Assignment, duly executed by the Borrower, together with the Charterer's Consent duly executed by the Charterer;

(m) the Collateral Agreement, duly executed by the Borrower and the Trustee;

(n) the Letters of Undertaking and the Good Management Undertaking, each duly executed;

(o) the Fee Letter, duly executed by the Borrower and the Agent and the Trustee Fee Letter duly executed by the Trustee and the Borrower;

(p) a copy, certified as a true copy by an officer of the Borrower of a letter from HFW Nominees Limited accepting its appointment as agent for receipt of service of proceedings under Clause 17.02 and under each of the Security Documents in which it is or is to be appointed as the agent of the Borrower and any other parties to the Security Documents;

(q) such satisfactory legal opinions of legal advisers as the Lenders and the Agent shall require, which legal opinions shall extend (without limitation) to the Borrower, the Chargors, the issuers of the Letters of Undertaking, the Charterer and any other parties considered by the Agent to be relevant;

(r) a copy, certified as a true copy by an officer of the Borrower of the receipt for payment of the first (1st) instalment of the Contract Price specified under Section 8.2(a) of the Contract;

(s) (save in respect of an Advance made available pursuant to Clause 2.01(b)) evidence, satisfactory to the Agent in all aspects, that the Chargors shall have maintained or, if necessary, contributed further equity to the Borrower so that, after the first Advance, the Debt/Equity ratio of the Borrower shall be not more than 78:22;

(t) the Swap Agreement, Schedule thereto and each Confirmation (as defined therein), duly executed by the Borrower and each Counterparty thereto or, if the Borrower chooses not to enter into sufficient Swap Agreements with Counterparties to hedge the Borrower's exposure to interest rate fluctuations hereunder, evidence satisfactory to the Agent that the Borrower has entered into Additional Swap Agreements
          (i) with banks or financial institutions  acceptable to the Arrangers,
          (ii) with a term of at least six (6) years and six (6) months from the Delivery Date, (iii) on terms with dates and amounts matching the Borrower's interest payment obligations under this Agreement, and (iv) with an applicable interest rate of not more than eight point five per centum per annum (8.5% p.a.);

(u) the certificates and documentation set out in Part 3 of Schedule 1 to the Swap Agreement;

(v) a certified copy of the Deed of Guarantee issued by Osprey Maritime Limited to the Charterer under the Charter;

(w) an opinion satisfactory to the Agent from BANKASSURE Insurance Services Limited confirming that the requirements set out in the Security Documents relating to the Insurances (as defined in the General Assignment) are appropriate (taking into account both market practice and the method of financing the Vessel);

(x) the notice specified in Clause 6.02 of the Collateral Agreement, duly executed by the Borrower, the Charterer and Bank of America National Trust and Savings Association, New York Branch; and

(y) a financial statement, certified by the Borrower to be true and correct and prepared in accordance with generally accepted accounting principles and practices in the United States of America consistently applied, reflecting variation between (i) actual expenditure to the date of such financial statement by the Borrower in relation to Total Project Cost and (ii) budgeted expenditure in relation to Total Project Cost, such budgeted expenditure as approved by the Agent before drawdown of the first Advance under this Agreement.

                                     Part 2

(a)       (i)  Certified true copies of the  Contractor's  invoice under Section
               8.2 of the Contract evidencing that the instalment of the Contract Price specified in the relevant Drawdown Notice is due and each of the other documents to be produced by the Builder in respect thereof; and

          (ii) the original Refund Guarantee in respect of such instalment of the Contract Price and the Bank Guarantor's consent and agreement to the assignment thereof under and in accordance with the terms of the Guarantee and Swap Receipts Assignment; or

(b) Evidence, satisfactory to the Agent in all respects, of the purpose for which the Advance is being made and that the payment to which it relates is due;

(c) Evidence, satisfactory to the Agent in all respects, that the Chargors shall have contributed further equity to the Borrower so that, after the relevant Advance, the Debt/Equity ratio of the Borrower shall be not more than 78:22; and

(d) a financial statement, certified by the Borrower to be true and correct and prepared in accordance with generally accepted accounting principles and practises in the United States of America consistently applied, reflecting variation between (i) actual expenditure by the Borrower to the date of such financial statement in relation to Total Project Cost and (ii) budgeted expenditure in relation to Total Project Cost, such budgeted expenditure as approved by the Agent before drawdown of the first Advance under this Agreement.

                                     Part 3

(a) copies, certified to be true copies by a director of the Borrower, of all documents which the Agent may reasonably require evidencing that all necessary action, approvals, consents or authorisations with respect to or in connection with the registration of the Vessel under the laws and flag of the Republic of Liberia have been taken or obtained;

(b) certified true copies of the Contractor's invoice under Section 8.2(e) of the Contract evidencing that the final instalment is due under the Contract;

(c)       documentary evidence:

          (i) that (if applicable) the Government of Japan has granted an export licence in respect of the sale of the Vessel to the Borrower and that such export licence is in full force and effect as of such date;

          (ii) that there is no lien, charge or encumbrance of any kind whatsoever on the Vessel, her earnings or insurance, (save and except for the Contractor's and the Builder's right to retain the Vessel until paid for in accordance with the Contract), it being understood that the declaration referred to in Section 17.3(a)(v) of the Contract will be sufficient documentary evidence;

          (iii)that the Vessel has been duly completed and will be accepted by the Borrower on the Delivery Date as being in all respects in accordance with the Contract;

(d) a financial statement, certified by the Borrower to be true and correct and prepared in accordance with generally accepted accounting principles and practises in the United States of America consistently applied, reflecting variation between (i) actual expenditure to the date of such financial statement in relation to Total Project Cost by the Borrower and (ii) budgeted expenditure in relation to Total Project Cost, such budgeted expenditure as approved by the Agent before drawdown of the first Advance under this Agreement;

(e) a certificate from the Secretary of the Borrower confirming that each of the resolutions referred to in the certificate described in paragraph (c) of Part 1 of this Schedule remain in full force and effect and have not (except as consented to by the Agent) been amended, modified or revoked in any respect;

(f) an opinion satisfactory to the Agent from BANKASSURE Insurance Services Limited confirming that the Insurances actually obtained by the Borrower conform with the requirements of this Agreement and the Security Documents; and

(g) evidence, satisfactory to the Agent in all respects, that the total of all Advances made or to be made under this Agreement will not exceed seventy eight per centum (78%) of Total Project Cost, save as expressly envisaged by Clause 2.01(b).

                                     Part 4

(a)  evidence that the Vessel:

          (i) has been completed, delivered to and accepted by the Borrower under the Contract;

          (ii) is registered in the name of the Borrower under the laws and flag of the Republic of Liberia free of Encumbrances other than Permitted Encumbrances;

          (iii) is classed in accordance with Clause 7.01(k) of this Agreement;

          (iv) is insured in accordance with the provisions of the Mortgage and the General Assignment and all requirements of the Mortgage and the General Assignment in respect of such insurance have been complied with; and

          (v) that the Vessel has been accepted by the Charterer under the Charter;

(b) the Mortgage and the General Assignment and all documents to be delivered pursuant thereto, each duly executed by the Borrower and the executed notices pursuant to the General Assignment;

(c) evidence that the Mortgage has been registered against the Vessel through the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia;

(d) the Bank Guarantee, duly executed by the relevant Bank Guarantor, and the consent and agreement of such Bank Guarantor to the assignment of the Bank Guarantee under and in accordance with the terms of the Guarantee and Swap Receipts Assignment;

(e) a notice from the Borrower specifying the Total Project Cost, such notice to be supported by documentation (including invoices, receipts and other evidence reasonably requested by the Agent) in form and substance acceptable to the Agent;

(f) a financial statement, certified by the Borrower to be true and correct and prepared in accordance with generally accepted accounting principles and practices in the United States of America consistently applied, reflecting variation between actual expenditure by the Borrower in relation to Total Project Cost and budgeted expenditure, such budgeted expenditure as approved by the Agent before drawdown of the first Advance under this Agreement.

                                   SCHEDULE 4


         No. of       Date of            Principal
         payment      payment               Repayment
         -------      -------               ---------

         1            28-Jun-01          $4,979,515
         2            28-Dec-01          $5,191,145
         3            28-Jun-02          $5,411,768
         4            28-Dec-02          $5,641,768
         5            28-Jun-03          $5,881,544
         6            28-Dec-03          $6,131,509
         7            28-Jun-04          $6,392,098
         8            28-Dec-04          $6,663,763
         9            28-Jun-05          $6,946,972
         10           28-Dec-05          $7,242,219
         11           28-Jun-06          $7,550,013
         12           28-Dec-06          $7,870,889
         13           28-Jun-07          $8,205,401
         14           28-Dec-07          $8,554,131
         15           28-Jun-08          $8,917,682
         16           28-Dec-08          $9,296,683
         17           28-Jun-09          $9,691,792
         18           28-Dec-09         $10,103,693
         19           28-Jun-10         $10,533,100
         20           28-Dec-10         $10,980,757
         21           28-Jun-11         $11,447,439
         22           28-Dec-11         $11,933,955
         23           28-Jun-12         $12,441,148
         24           28-Dec-12         $12,969,897
         25           28-Jun-13         $13,521,119

                                       ------------
                                       $214,500,000
                                       ------------

                                   SCHEDULE 5

                          Form of Transfer Certificate
                          (referred to in Clause 14.03)

To:      [ ]

From: Indosuez Asia Shipfinance Services Limited (the "Agent") and [Name of Transferee]

   US$214,500,000 Financial Agreement dated [         ] (the "Agreement")

                            Loan Transfer Certificate

1. [ ] (the "existing Lender") (a) confirms the accuracy of the summary of its participation in the Loan under the Agreement set out in the Schedule below; and (b) requests [Name of transferee] (the "Transferee") to accept and procure the novation of the portion of such participation specified in the Schedule below by counter-signing and delivering this Transfer Certificate to the Agent at its address for the services of notices specified in the Agreement.

2. The Transferee hereby requests the Agent (on behalf of itself and the Lenders) and the Borrower to accept this Transfer Certificate as being delivered to the Agent:

          (a) pursuant to and for the purposes of Clause 14.03 of the Agreement so as to take effect as a novation of the rights and obligations of the existing Lender to the extent of the portion of the existing Lender's participation referred to in paragraph 1 above in accordance with the terms of such Clause 14.03 on *[date of transfer] (the "Transfer Date"); and

          (b) pursuant to and for the purposes of Clause 11.01 of the Security Sharing Agreement (as defined in the Financial Agreement) so as to take effect as a novation of the rights and obligations of the existing Lender to the extent of the portion of the existing
               Lender's participation referred to in paragraph 1 above in accordance with the terms of such Clause 11.01 on the Transfer Date.

     *Note- To be not earlier than five (5) Banking Days after the date of delivery of this Transfer Certificate to the Agent.

3.   The Transferee confirms that:

          (a) it has received a copy of the Agreement, the Security Sharing Agreement and all other documentation and information required by it in connection with the transactions contemplated by this Transfer Certificate;

          (b) it has not relied on any statement, opinion, forecast or other representation made by the Agent to induce it to execute this Transfer Certificate and has made, without reliance on the Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Borrower and its own independent investigation of the financial condition and affairs of the Borrower in connection with the assumption by the Transferee of its obligations arising under or by virtue of this Transfer Certificate.

4. The existing Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement, the Security Sharing Agreement, any of the Security Documents or any document relating thereto and assumes no responsibility for the financial condition of the Borrower or any other party to the Agreement or for the performance and observance by the Borrower or any other such party of any of its obligations under the Agreement, the Security Sharing Agreement, any of the other Security Documents, or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

5. This Transfer Certificate and the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with English law.

                                    SCHEDULE

1.   The existing Lender's participation in the Loan

          (a)  The existing Lender's Loan
               Commitment/Percentage                  $ .......  %.......


          (b)  The existing Lender's Contribution     $ .......
               to the Loan

2.   The portion of the amounts in 1 above to be novated

          (a)   $ .......                   % .......

          (b)   $ .......


                      Administrative Details of Transferee

Lending Office:
                     --------------------------------------

Account for payments:
                     --------------------------------------


Telex:
                     --------------------------------------

Attention:
           ------------------------------------------------


The Transferor                           The Transferee
[   ]                                    [Name of Transferee]



By:                                      By:

Date:                                    Date:
      -------------------------              --------------------------

The remaining Lenders




By:                                      By:

Date:                                    Date:
      -------------------------              --------------------------

The Agent
Indosuez Asia Shipfinance Services Limited



By:                                      By:

Date:                                    Date:
      -------------------------              --------------------------



The Borrower
Faraway Maritime Shipping Company



By:                                      By:

Date:                                    Date:
      -------------------------              --------------------------